                                                                Exhibit 3.5








                         AMENDED AND RESTATED AGREEMENT
                        OF LIMITED PARTNERSHIP OF FALCON
                        COMMUNICATIONS, L.P., DATED AS OF
                                DECEMBER 30, 1997

                         AMENDED AND RESTATED AGREEMENT
                        OF LIMITED PARTNERSHIP OF FALCON
                        COMMUNICATIONS, L.P., DATED AS OF
                                DECEMBER 30, 1997

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



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                                                                             ----
ARTICLE 1 DEFINITIONS
  1.1   Terms Defined in this Section..........................................2
  1.2   Terms Defined Elsewhere in this Agreement.............................11
  1.3   Terms Generally.......................................................12

ARTICLE 2 FORMATION, CONTINUATION, AND PURPOSE

  2.1   Formation and Continuation............................................13
  2.2   Withdrawal and Admission of Partners..................................13
  2.3   Name..................................................................13
  2.4   Principal Office......................................................13
  2.5   Term..................................................................14
  2.6   Purposes of Partnership...............................................14
  2.7   Limitations on Activities of the Partnership..........................15
  2.8   Certificate...........................................................17
  2.9   Addresses of the Partners.............................................17
  2.10  Foreign Qualification.................................................17

ARTICLE 3 PARTNERSHIP CAPITAL
  3.1   Contributions Pursuant to the Contribution Agreement..................17
  3.2   Additional Capital Contributions......................................20
  3.3   Assumption of Liabilities.............................................20
  3.4   Return of Contributions...............................................20
  3.5   Schedule of Percentage Interests......................................21
  3.6   Operating Expenses....................................................21
  3.7   Interest Payments.....................................................21

ARTICLE 4 DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS
  4.1   Distributions of Cash.................................................22



                                       i

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

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
  4.2   Allocations of Net Profit and Net Loss................................24
  4.3   Special Provisions Regarding Allocations of Profit and Loss...........24
  4.4   Tax Allocations:  Code Section 704(c).................................27

ARTICLE 5 AUTHORITY OF THE MANAGING PARTNER; OTHER MATTERS AFFECTING GENERAL
  PARTNERS

  5.1   Authority of Managing Partner.........................................27
  5.2   Agreements by Falcon Holding Group, Inc...............................33
  5.3   No Personal Liability.................................................34
  5.4   Limited Liability.....................................................35
  5.5   Tax Matters Partner...................................................35
  5.6   Compensation to the Managing Partner and Affiliates...................37
  5.7   Reimbursement.........................................................37

ARTICLE 6 ADVISORY COMMITTEE
  6.1   Membership............................................................38
  6.2   Removal and Replacement of Members....................................38
  6.3   Frequency and Location of Meetings....................................39
  6.4   By-Laws and Other Matters.............................................39
  6.5   Reimbursement.........................................................39
  6.6   Members...............................................................39

ARTICLE 7 STATUS OF LIMITED PARTNERS; OTHER LIMITATIONS ON PARTNERS
  7.1   Limited Liability.....................................................39
  7.2   Return of Distributions of Capital....................................40
  7.3   No Management and Control.............................................40
  7.4   Specific Limitations..................................................40
  7.5   Issuance of Partnership Interests.....................................40
  7.6   Restrictions on the Powers and Activities of the Limited Partners.....41

ARTICLE 8 WITHDRAWAL OF A GENERAL PARTNER
  8.1   Withdrawal............................................................42
  8.2   Effect of Withdrawal of Managing Partner..............................42
  8.3   No Dissolution........................................................42

ARTICLE 9 ASSIGNMENT OF PARTNERSHIP INTERESTS
  9.1   Assignments by Managing Partner.......................................43
  9.2   Assignments by Other Partners.........................................43
  9.3   Exceptions............................................................43
  9.4   Assignee..............................................................44
  9.5   Other Consents and Requirements.......................................44



                                                                             Page
                                                                             ----
  9.6   Assignment Not In Compliance..........................................45
  9.7   Tax Elections.........................................................45
  9.8   Division of Partnership Interests.....................................45
  9.9   Substitute Partners...................................................45
  9.10  Consent...............................................................46
  9.11  Covenant and Representation of TCI Communications, Inc................46
  9.12  Pledge of Partnership Interests.......................................46
  9.13  Effect of Purchase of Partnership Interests in FHGLP..................47
  9.14  Impact of Code Section 708............................................48

ARTICLE 10 BUY/SELL RIGHTS
  10.1  Commencement of Buy/Sell Process......................................49
  10.2  Election by Responding Partner........................................50
  10.3  Offering Partner's Option to Liquidate................................50
  10.4  Responding Partner's Option to Purchase During Liquidation............51
  10.5  Default by Responding Partner.........................................52
  10.6  Removal of FHGLP......................................................53
  10.7  General Terms Applicable to Purchase and Sale of Partnership
         Interests............................................................54
  10.8  Termination of Purchase and Sale......................................55
  10.9  Restructuring of Transactions.........................................56
  10.10 Purchase and Sale of Interests Held by Falcon Holding Group, Inc......56
  10.11 Retained TCI Assets...................................................57

ARTICLE 11 CONVERSION TO CORPORATION
  11.1  Election by FHGLP.....................................................58
  11.2  Public Offering and Registration Rights...............................60

ARTICLE 12 OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES
  12.1  Exclusivity...........................................................61
  12.2  Exceptions............................................................61
  12.3  Clustering Opportunities..............................................63
  12.4  Prohibited Cross-Interests............................................63
  12.5  No Other Restrictions.................................................66
  12.6  Right of First Offer..................................................66

ARTICLE 13 DISSOLUTION AND LIQUIDATION OF PARTNERSHIP
  13.1  Events of Dissolution.................................................68
  13.2  Liquidation...........................................................69
  13.3  Special Provisions Regarding Liquidation by Offering Partner..........71
  13.4  Distribution in Kind..................................................72
  13.5  No Action for Dissolution.............................................72


                                      iii


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  13.6  No Further Claim......................................................72

ARTICLE 14 INDEMNIFICATION
  14.1  General...............................................................73
  14.2  Exculpation...........................................................73
  14.3  Persons Entitled to Indemnity.........................................74
  14.4  Procedure Agreements..................................................74

ARTICLE 15 BOOKS, RECORDS, ACCOUNTING, AND REPORTS
  15.1  Books and Records.....................................................74
  15.2  Delivery to Partner and Inspection....................................75
  15.3  Annual Statements.....................................................75
  15.4  Quarterly Financial Statements........................................76
  15.5  Monthly Statements....................................................77
  15.6  Other Information.....................................................77
  15.7  Filings...............................................................77
  15.8  Non-Disclosure........................................................78

ARTICLE 16 REPRESENTATIONS BY TCI
  16.1  Investment Intent.....................................................79
  16.2  Securities Regulation.................................................79
  16.3  Knowledge and Experience..............................................79
  16.4  Economic Risk.........................................................79
  16.5  Binding Agreement.....................................................80
  16.6  Tax Position..........................................................80
  16.7  Information...........................................................80

ARTICLE 17 AMENDMENTS AND WAIVERS
  17.1  Amendments to Partnership Agreement...................................80
  17.2  Waivers...............................................................81
  17.3  Amendments to Other Partnership Agreements............................81

ARTICLE 18 MISCELLANEOUS
  18.1  Additional Documents..................................................82
  18.2  Inspection............................................................82
  18.3  General...............................................................82
  18.4  Notices, Etc..........................................................82
  18.5  Execution of Papers...................................................82
  18.6  Disputed Matters......................................................83
  18.7  No Third-Party Beneficiaries..........................................85
  18.8  Covenant of TCI Communications, Inc. Regarding Goods and Services.....85


                               TABLE OF SCHEDULES


Schedule                         Description
--------                         -----------
Schedule I                       Addresses of the Partners
Schedule II                      Capital Contributions and Percentage Interests
Schedule III                     Certain Transactions and Compensation
Schedule IV                      Members of the Advisory Committee


                                TABLE OF EXHIBITS


Exhibit                         Description
-------                         -----------
Exhibit I                       By-Laws of Advisory Committee
Exhibit II                      Form of Registration Rights Agreement


                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           FALCON COMMUNICATIONS, L.P.

    THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of December 30, 1997, by and between FALCON HOLDING GROUP, L.P., a Delaware limited partnership, and TCI FALCON HOLDINGS, LLC, a Delaware limited liability company.

                              PRELIMINARY STATEMENT

    Falcon Communications, L.P. was organized under the California Revised Limited Partnership Act on October 23, 1997, pursuant to an Agreement of Limited Partnership between Falcon Holding Group, L.P. and Stanley S. Itskowitch.

    TCI, together with its Affiliates, owns, operates, and has rights to acquire certain cable television systems.

    FHGLP owns and has rights to acquire certain partnership interests and other equity interests in certain partnerships and other entities that, directly and indirectly, own, operate, and have rights to acquire certain cable television systems.

    Concurrently with the execution and delivery of this Agreement, the Partners, and certain other parties, are entering into a Contribution Agreement, pursuant to which TCI has agreed to contribute or cause to be contributed to the Partnership substantially all the assets of certain cable television systems, subject to certain liabilities being assumed by the Partnership, and FHGLP has agreed to contribute or cause to be contributed to the Partnership substantially all of its assets, subject to certain liabilities being assumed by the Partnership.

    At the Closing, immediately after the contributions to the Partnership pursuant to Section 2.2(a) of the Contribution Agreement, and pursuant to the Contribution Agreement, FHGLP will assign partnership interests in the Partnership to certain partners of FHGLP and TCI will purchase those partnership interests in the Partnership.

    The parties to this Agreement desire to enter into this Agreement to provide for the continuation of the Partnership, the withdrawal of Stanley S. Itskowitch as a partner of the Partnership, the admission of TCI as a partner of the Partnership, the allocation of profits and losses, cash flow, and other proceeds of the Partnership between the Partners, the respective rights, obligations, and interests of the Partners to each other and to the Partnership, and certain other matters.

    NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

    1.1 Terms Defined in this Section.
        ------------------------------

    For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section
1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2, except as otherwise provided in this Agreement):

    "Accredited Investor" has the meaning assigned to such term under Regulation D promulgated pursuant to the Securities Act.

    "Act" means the California Revised Limited Partnership Act.

    "Adjusted Capital Account Deficit" means with respect to either Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after:

         (i) crediting to such Capital Account any amounts that such Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (ii) debiting from such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6).

    The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

    "Advisory Committee" means the Advisory Committee established by Article 6.

    "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or other equity interests, by contract, or otherwise, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control." Notwithstanding the foregoing, neither the Partnership nor any Person controlled by the Partnership shall be deemed to be an Affiliate of either Partner or of any Affiliate of either Partner, or VICE VERSA, solely as a result of such Partner's Partnership Interest.

    "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

    "Assignee" means a Person that has acquired a beneficial interest in a Partnership Interest in accordance with the provisions of Article 9 but has not become a substitute Partner in accordance with the provisions of Section 9.9.

    "Business Day" means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of California.

    "Capital Account" means a separate account to be maintained for each Partner in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal such Partner's initial Capital Account balance as provided in
Section 3.1(d), increased by:

         (i) the amount of money contributed by such Partner to the Partnership, including money contributed or deemed to be contributed by such Partner pursuant to Section 2.2(c)(6) of the Contribution Agreement and including money contributed or deemed contributed by such Partner pursuant to Section 3.2(a), but excluding money contributed pursuant to any other provision of the Contribution Agreement and any payment of interest pursuant to any provision of the Contribution Agreement;

         (ii) the fair market value without regard to Code Section 7701(g) of property, if any, contributed by such Partner to the Partnership (net of liabilities that are secured by such contributed property or that the Partnership or any other Partner is considered to assume or take subject to under Code Section 752), but excluding contributions of property pursuant to the Contribution Agreement;

         (iii) allocations to the Partner of Net Profit and items of income and gain pursuant to Article 4; and

         (iv) other additions made in accordance with the Code;

and decreased by

         (i) the amount of cash distributed to such Partner by the Partnership, including cash deemed to be distributed to such Partner pursuant to Section 2.2(c)(6) of the Contribution Agreement and Section 4.1(d) of this Agreement and including cash deemed to be distributed to such Partner pursuant to Section 3.2(a);

         (ii) allocations to the Partner of Net Loss and items of loss and deduction pursuant to Article 4;

         (iii) the fair market value without regard to Code Section 7701(g) of property distributed to such Partner by the Partnership (net of liabilities that are secured by such distributed property or that such Partner is considered to assume or take subject to under Code Section 752); and

         (iv) other deductions made in accordance with the Code.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Code Section 704(b) and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

    "Capital Contributions" means, with respect to either Partner, the amount of money and the net fair market value of property contributed by such Partner to the Partnership pursuant to this Agreement.

    "Certificate" means the certificate of limited partnership filed with respect to the Partnership pursuant to the Act.

    "Closing" means the consummation of the contribution of assets and partnership interests to FHGLP and the Partnership in accordance with Section 2.1(a), Section 2.2(a), and Section 2.2(b) of the Contribution Agreement.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

    "Contribution Agreement" means the Contribution and Purchase Agreement, dated as of December 30, 1997, among the Partnership, the Partners, and certain other parties identified therein, as it may be amended from time to time in accordance with its terms.

    "Controlled Affiliate" means, with respect to TCI, any Person that, at such time, is controlled directly or indirectly by TCI or TCI Communications, Inc., a Delaware corporation, (a) through the ownership of Voting Stock or (b) by other means if TCI or TCI Communications, Inc. is the beneficial owner of a majority of the equity of such Person, and, with respect to FHGLP, Marc B. Nathanson or any Person (other than the Partnership or any Subsidiary) that, at such time, is controlled directly or indirectly by Marc B. Nathanson either (a) through the ownership of Voting Stock or (b) by other means if Marc B. Nathanson or one or more members of his family, alone or in combination, is the beneficial owner of a majority of the equity of such Person; PROVIDED, HOWEVER, that the term "Controlled Affiliate," with respect to FHGLP, does not include at any time any Person that at such time has ceased to be controlled directly or indirectly by Marc B. Nathanson as a result of the transfer of Voting Stock or other rights to any other Person, including the estate of Marc B. Nathanson upon his death.

    "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) or Treasury Regulations Section 1.704-3(d)(2), as applicable.

    "Existing Entities" means Falcon Cable Media, a California Limited Partnership; Falcon Cablevision, a California Limited Partnership; Falcon Telecable, a California Limited Partnership; Falcon Community Cable, L.P., a Delaware limited partnership; Falcon Community Ventures I, L.P., a Delaware limited partnership; Falcon First, Inc, a Delaware corporation; Falcon Cable Systems Company II, L.P., a California limited partnership; and Falcon Video Communications, L.P., a Delaware limited partnership.

    "Existing Incentive Plan" means, collectively, the Falcon Holding Group, Inc. 1993 Incentive Performance Plan, the Adoption and Assumption Agreement of the 1993 Incentive Performance Plan, dated as of December 30, 1993, between the General Partner and FHGLP, the First Amendment to 1993 Incentive Performance Plan, dated as of December 31, 1993, the Second Amendment to 1993 Incentive Performance Plan, dated as of January 1, 1996, the Third Amendment to 1993 Incentive Performance Plan, dated as of July 1, 1996, the Fourth Amendment to 1993 Incentive Performance Plan, dated as of May 1, 1997, and the amendment contemplated by Section 2.8(i) of the Contribution Agreement.

    "FCC" means the Federal Communications Commission.

    "FHGLP" means Falcon Holding Group, L.P., a Delaware limited partnership, or any other Person that succeeds to its Partnership Interest and is admitted as a Partner in accordance with the provisions of this Agreement.

    "FHGLP Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of FHGLP, to be entered into at the Closing pursuant to the Contribution Agreement.

    "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

    "General Partners" means FHGLP, in its capacity as a general partner of the Partnership and not as the limited partner of the Partnership, TCI, and any other Person admitted as a general partner in accordance with the provisions of this Agreement.

    "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined in accordance with Section 3.1(e);

         (ii) The Gross Asset Values of all assets of the Partnership shall be adjusted to equal their respective gross fair market values, as determined by the Managing Partner, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of property of the Partnership as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(g); PROVIDED, HOWEVER, that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Managing Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (iii) The Gross Asset Value of any asset of the Partnership distributed to either Partner shall be the gross fair market value of such asset on the date of distribution; and

         (iv) The Gross Asset Value of the assets of the Partnership shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(m) and
Section 4.3(g); PROVIDED, HOWEVER, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that the Managing Partner determines that an adjustment pursuant to paragraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

    If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

    "Indebtedness" means, with respect to any Person, (a) debt of such Person for borrowed money, debt of such Person that represents the deferred purchase price of property, and similar monetary obligations of such Person that are evidenced by bonds, notes, debentures, or other instruments, and capitalized lease obligations, but excluding liabilities or obligations with respect to subscriber deposits, interest rate hedging obligations, accrued interest, other accrued expenses, trade accounts payable, and other similar items, (b) guaranties, endorsements, and other contingent obligations of such Person, whether direct or indirect, in respect of liabilities of any other Person of any of the types described in clause (a) above (other than endorsements for collection or deposit in the ordinary course of business), and (c) liabilities of any other Person of any of the types described in clause (a) above to the extent of the fair market value of any property of such Person that secures such liabilities; PROVIDED, HOWEVER, that (a) Indebtedness of any Person shall not include liabilities or obligations arising under any letter of credit, performance bond, or similar instrument securing the obligations of such Person under any cable television franchise, pole attachment agreement, lease, or other similar agreement entered into in connection with the day-to-day operations of a cable television system, and (b) Indebtedness of the Partnership or any Subsidiary shall not include liabilities or obligations of the Partnership to any Subsidiary or liabilities or obligations of any Subsidiary to the Partnership or any other Subsidiary.

    "Investors Partnerships" means Falcon Media Investors Group, a California Limited Partnership; Falcon Investors Group, Ltd., a California Limited Partnership; Falcon Telecable Investors Group, a California Limited Partnership; Falcon Community Investors, L.P., a California limited partnership; and Falcon Video Communications Investors, L.P., a California limited partnership.

    "Limited Partners" means FHGLP, in its capacity as a limited partner of the Partnership and not as the general partner of the Partnership, and any other Person admitted as a limited partner in accordance with the provisions of this Agreement.

    "Managing Partner" means FHGLP and any General Partner selected as a successor managing partner pursuant to Section 8.1 of this Agreement.

    "Net Profit and Net Loss" means for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

         (ii) Code Section 705(a)(2)(B) expenditures of the Partnership that are not otherwise taken into account in computing Net Profit or Net Loss shall be subtracted from such taxable income or loss;

         (iii) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

         (iv) Gain or loss resulting from any disposition of property of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

         (vi) Notwithstanding anything to the contrary in the definition of the terms "Net Profit" and "Net Loss," any items that are specially allocated pursuant to Section 4.3 of this Agreement shall not be taken into account in computing Net Profit or Net Loss; and

         (vii) For purposes of this Agreement, any deduction for a loss on a sale or exchange of property of the Partnership that is disallowed to the Partnership under Code Section 267(a)(1) or Code Section 707(b) shall be treated as a Code Section 705(a)(2)(B) expenditure.

    "NewFalcon Interests" has the meaning assigned to it in the Contribution Agreement.

    "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Partnership Nonrecourse Liabilities. The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(c), which provides generally that the amount of Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate distributions made during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain.

    "Nonrecourse Liability" has the meaning set forth in Treasury Regulations
Section 1.752- 1(a)(2).

    "Offering Partner" means the Partner that elects pursuant to Section 10.1(a) to commence the process described in Article 10.

    "Operating Cash Flow Ratio" means "Operating Cash Flow Ratio" as defined in the Amended and Restated Indenture, dated as of October 29, 1993, between Falcon Holding Group, L.P. and United States Trust Company of New York, as trustee, as it may be amended from time to time, but calculated as if the Partnership were the "Company" for purposes of such definition and "Indebtedness" for purposes of such definition meant Indebtedness as defined in this Agreement.

    "Ownership Restriction" means any provision of the Communications Act of 1934, as amended, or any other law subsequently enacted, or any rule, regulation, or policy of the FCC promulgated thereunder restricting the ownership and control of communications properties (including cable television systems, television broadcast stations, radio broadcast stations, telephone companies, and newspapers), including those relating to cross-ownership and cross-interest, as those terms are commonly understood in the communications industry.

    "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations
Section 1.704-2(b)(4), which generally defines "Partner Nonrecourse Debt" as any Partnership liability to the extent such liability is nonrecourse and a partner (or related Person) bears the economic risk of loss pursuant to Treasury Regulations Section 1.752-2.

    "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), which generally defines "Partner Nonrecourse Debt Minimum Gain" as the Partnership Minimum Gain attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

    "Partner Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(i)(2), which provides generally that the amount of Partner Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partner Nonrecourse Debt Minimum Gain during that Fiscal Year, reduced (but not below zero) by the proceeds of Partner Nonrecourse Debt distributed during the Fiscal Year to the partner bearing the economic risk of loss for such Partner Nonrecourse Debt that are both attributable to such Partner Nonrecourse Debt and allocable to an increase in Partner Nonrecourse Debt Minimum Gain.

    "Partners" means each General Partner, each Limited Partner, and any other Person that acquires an interest in the Partnership and is admitted to the Partnership.

    "Partnership" means the partnership created by the Agreement of Limited Partnership, dated as of October 23, 1997, between FHGLP and Stanley S. Itskowitch and continued by the Partners pursuant to this Agreement.

    "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including all of its rights and obligations hereunder and under the Act.

    "Partnership Minimum Gain" means the excess of the Partnership Nonrecourse Liabilities over the adjusted tax basis of property securing such Partnership Nonrecourse Liabilities. The amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(d), which provides generally that the amount of Partnership Minimum Gain shall be determined by first computing for each Nonrecourse Liability any gain the Partnership would realize if it disposed of the property subject to that Nonrecourse Liability for no consideration other than full satisfaction of such Nonrecourse Liability, and then aggregating the separately computed gains.

    "Partnership Unit" means, for purposes of calculating a Partner's Percentage Interest and the purchase price for a Partner's Partnership Interest in the event of a purchase and sale of such

Partnership Interest pursuant to Article 10, the value assigned to such Partner's Partnership Interest in accordance with the following provisions:

         (i) effective as of the Closing, there shall be assigned to the Partnership Interest of each Partner that is a Partner on the date of this Agreement, a number of Partnership Units equal to the product of 100,000 times a fraction the numerator of which is the net fair market value of all Capital Contributions being made by such Partner pursuant to the Contribution Agreement and the denominator of which is the net fair market value of all Capital Contributions being made by both Partners pursuant to the Contribution Agreement, with all such net fair market values being determined in the manner specified in Section 3.5(a); and

         (ii) there shall be assigned to any Partnership Interest issued pursuant to Section 7.5 the number of Partnership Units (if any) required to be assigned to such Partnership Interest under the terms of its issuance.

    "Percentage Interest" means (a) as of any date prior to the date on which the Closing occurs, with respect to FHGLP, 57.0%, and with respect to TCI, 43.0%, and (b) as of any date on or after the date on which the Closing occurs, the number of Partnership Units assigned to the Partnership Interest of such Partner divided by the aggregate number of Partnership Units assigned to the Partnership Interests of both Partners.

    "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

    "Responding Partner" means TCI, if FHGLP is the Offering Partner, and FHGLP, if TCI is the Offering Partner.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Subsidiary" means, at any time, any Person (including any Existing Entity or any Investors Partnership) that is controlled by the Partnership at such time, but excluding Falcon/ Capital Cable and Falcon/Capital Cable Partners, L.P.

    "TCI" means TCI Falcon Holdings, LLC, a Delaware limited liability company, or any other Person that succeeds to its Partnership Interest and is admitted as a Partner in accordance with the provisions of this Agreement.

    "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

    "Unit Liquidation Amount" means the amount that would be distributed to the Offering Partner in liquidation of the Partnership, per Partnership Unit, if (i) each Business Asset were sold for its Liquidation Value (as defined in Section 13.3(b)(2)), without reduction for filing fees, transfer taxes, recordation taxes, sales taxes, document stamps, other charges levied by any governmental entity, attorneys' and accountants' fees and expenses, and other transaction costs of any nature that would be incurred in connection with any such liquidating sale, (ii) Net Profit and Net Loss and items specially allocated in accordance with Section 4.3, including any gain or loss resulting from the liquidating sales described in clause (i), were allocated in accordance with Article 4, and corresponding allocations were made under the partnership agreement or other governing instrument of each Subsidiary, (iii) the Partnership and each Subsidiary paid its accrued, but unpaid, liabilities (which shall not in any event include any prepayment premiums or penalties or other similar costs attributable to the payment of any such liabilities), and (iv) each Subsidiary distributed the remaining proceeds received by it (net of reserves then shown on the financial statements of each Subsidiary but without establishing additional reserves for contingent or unknown liabilities) to its equity owners in liquidation in accordance with its partnership agreement or other governing instrument and the Partnership distributed the remaining proceeds received by it (net of reserves then shown on the financial statements of the Partnership but without establishing additional reserves for contingent or unknown liabilities) to the Partners in liquidation.

    "Voting Stock" means ownership interests in a Person of any class or kind ordinarily giving the holder the power to vote for the election of directors, managers, or other members of the governing body of such Person or (as may be the case with general partnership interests in a partnership) giving the holder the power to exercise rights typically exercised by directors of a corporation.

    1.2 Terms Defined Elsewhere in this Agreement.
        ------------------------------------------

    For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:



Term                                                       Section
----                                                       -------
AAA                                                        Section 18.6(b)

Acceptance                                                 Section 10.2

Appraised Liquidation Amount                               Section 10.6(e)

Arbitration Notice                                         Section 18.6(e)

Business Asset                                             Section 10.1(a)

Cluster Systems                                            Section 12.3

Corporation                                                Section 11.1(c)(1)

Deferred Assignment                                        Section 9.14(b)

FHGLP Appraiser                                            Section 10.6(b)



Term                                                       Section
----                                                       -------
FHGLP Liquidation Amount                                   Section 9.13(a)(1)

Formal Determination                                       Section 12.4(b)

Gross Revenues                                             Section 5.1(b)(2)(N)

Incorporation                                              Section 11.1(a)

Indemnified Persons                                        Section 14.1

Liquidating Sale Offer                                     Section 13.3(a)

Liquidation Value                                          Section 13.3(b)(2)

Liquidator                                                 Section 13.2(b)

Management Incentive Plan                                  Section 5.1(b)(2)(L)

Net Overhead Expenses                                      Section 5.1(b)(2)(N)

Offer                                                      Section 10.1(a)

Partners' Cumulative Estimated Tax Liability               Section 4.1(a)(1)

Regulatory Allocations                                     Section 4.3(i)

Restricted Business                                        Section 12.1(a)

Restricted Telephony Activity                              Section 2.7(b)

Sale Limit                                                 Section 5.1(b)(2)(B)

Secretary                                                  Section 5.5(b)

Section 2.2(b) Units                                       Section 3.5(b)

Target Price                                               Section 10.1(a)

TCI Appraiser                                              Section 10.6(b)

Third Appraiser                                            Section 10.6(b)

Unit Price                                                 Section 10.1(a)

Wireless Exclusive Services                                Section 2.7(a)

Withholding Advance                                        Section 4.1(c)(2)


    1.3 Terms Generally.
        ----------------

    The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE 2

                      FORMATION, CONTINUATION, AND PURPOSE

    2.1 Formation and Continuation.
        ---------------------------

    The Partnership was formed as a limited partnership pursuant to the Act by the filing of the Certificate with the Secretary of State of California. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the Act. The rights and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of either Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. Prior to the date of this Agreement, the Partnership has not engaged in any business activities or incurred any liabilities.

    2.2 Withdrawal and Admission of Partners.
        -------------------------------------

    Effective upon the date of this Agreement, TCI shall be admitted to the Partnership as a General Partner and Stanley S. Itskowitch shall withdraw from the Partnership. Upon his withdrawal from the Partnership, Stanley S. Itskowitch shall have no further rights under this Agreement by reason of having been a partner, including any rights to any Net Profit, Net Loss, or distributions of the Partnership.

    2.3 Name.
        -----

         (a) The name of the Partnership is Falcon Communications, L.P. Except as provided in Section 2.3(b), the business of the Partnership may be conducted under that name or, upon compliance with applicable laws, any other name that the Managing Partner deems appropriate or advisable. The Managing Partner shall file any assumed name certificates and similar filings, and any amendments thereto, that the Managing Partner considers appropriate or advisable.

         (b) The Partnership shall not conduct business under the name "TeleCommunications, Inc.," "TCI," or any variation thereof without the approval of TCI, except that any asset contributed to the Partnership by TCI may continue to bear any name borne by such asset at the time of its contribution to the Partnership for a period of ninety days after its contribution. The parties agree that neither "Communications" nor "Telecommunications" is a variation of "Tele-Communications, Inc." for purposes of this Section 2.3(b).

    2.4 Principal Office.
        -----------------

    The office required to be maintained by the Partnership in the State of California pursuant to Section 15614(a) of the Act shall initially be located at 1801 Century Park East, Suite 2222, Los Angeles, California 90067. The resident agent of the Partnership pursuant to Section 15614(b) of the Act shall initially be Mark A. Goldman. The Partnership may, upon compliance with the applicable provisions of the Act, change its principal office or resident agent from time to time in the discretion of the Managing Partner. The principal office of the Partnership shall be located at 10900 Wilshire Blvd., 15th Floor, Los Angeles, California 90024, or at such other place as the Managing Partner shall from time to time designate by written notice to TCI. The Partnership may conduct business at such additional places as the Managing Partner shall deem advisable.

    2.5 Term.
        -----

    The term of the Partnership commenced on October 23, 1997, the date of the filing of the Certificate with the Secretary of State of California, and shall continue until July 1, 2013 (or until any later date that at any time shall have been proposed by the Managing Partner and approved by TCI), unless sooner terminated as provided in this Agreement.

    2.6 Purposes of Partnership.
        ------------------------

    The purposes of the Partnership are:

         (a) to acquire, own, hold for investment, and dispose of partnership or corporate interests in the Existing Entities and the Investors Partnerships, and to exercise all rights incident thereto;

         (b) to acquire, own, hold for investment, and dispose of debt and equity securities in corporations, general or limited partnerships, or other entities (including the Corporation) that, directly or indirectly, own, as their principal asset or business, cable television systems or other related or ancillary businesses (including cable television programming and personal communications, alternative access, Internet access, and other telephony-related investments or businesses);

         (c) to engage in the business, directly or indirectly through interests in one or more corporations, partnerships, or other entities, of acquiring, developing, owning, operating, managing, and selling cable television systems and other related and ancillary businesses (including cable television programming and personal communications, alternative access, Internet access, and other telephony-related investments or businesses);

         (d) to engage in the business of managing cable television systems and other related and ancillary businesses (including cable television programming and personal communications, alternative access, Internet access, and other telephony-related investments or businesses);

         (e) to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Partnership, and to hold securities or assets in the name of a nominee or nominees;

         (f) to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Partnership whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Partnership for its purposes;

         (g) to guarantee the obligations of others in connection with the purchase or acquisition by the Partnership of securities or assets;

         (h) to maintain an office or offices in such place or places as the Managing Partner shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Partnership to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Partnership;

         (i) to form and own one or more corporations, trusts, or partnerships (but no entity so formed or owned, while it is a Subsidiary, may do what the Partnership is prohibited by this Agreement from doing);

         (j) to own, lease, or otherwise acquire any and all assets and services related to the foregoing purposes and to engage in such other activities related either directly or indirectly to the foregoing purposes as may be necessary, advisable, or appropriate, in the opinion of the Managing Partner, for the promotion or conduct of the business of the Partnership; and

         (k) with the approval of the Managing Partner and TCI, to engage in any other lawful business endeavor.

    2.7 Limitations on Activities of the Partnership.
        ---------------------------------------------

    Notwithstanding any provision of Section 2.6 to the contrary, the following restrictions shall apply to the business activities of the Partnership:

         (a) On the Closing Date and immediately thereafter, neither the Partnership nor any Subsidiary will be (1) engaged in the bidding for or acquisition of any license for the provision of Wireless Exclusive Services, (2) engaged in the business of providing Wireless Exclusive Services, or (3) providing, offering, promoting, or branding services that are Wireless Exclusive Services. For purposes of this Section 2.7(a), "Wireless Exclusive Services" means wireless communications services that use radio spectrum for cellular, PCS, ESMR, paging, mobile telecommunications, or other voice or data wireless service, whether fixed or mobile, and regardless of form (E.G., analog or digital), method of origination (E.G., voice, data, or telemetry), or content transmitted, but does not include the provision of video wireless services, the provision of satellite or broadband microwave transmission services, or any other businesses or services that do not constitute "Wireless Exclusive Services" as defined in the Amended and Restated Agreement of Limited Partnership of Sprint Spectrum Holding Company, L.P. (formerly known as MajorCo, L.P.), dated January 31, 1996, among Sprint Enterprises, L.P. (formerly known as Sprint Spectrum L.P.), TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership.

         (b) Prior to January 31, 1999, neither the Partnership nor any Subsidiary will engage in any Restricted Telephony Activity; PROVIDED, HOWEVER, that this restriction shall not apply (1) to the extent that a Controlled Affiliate (as defined in the Parents Agreement, dated as of January 31, 1996, between Tele-Communications, Inc. and Sprint Corporation) of TeleCommunications, Inc. would not be subject to a similar restriction under such Parents Agreement (as a result of any exceptions in such Parents Agreement to the covenants of TeleCommunications, Inc. and its Controlled Affiliates thereunder, any variations between the definition of Restricted Telephony Activity and the activities restricted under such Parent Agreement, or otherwise), or (2) following the termination of such Parents Agreement. For purposes of this
Section 2.7(b), a "Restricted Telephony Activity" means:

              (1) offering or promoting, or packaging any of its products or services with, or acting as sales agent for, local or long distance wireline telephony services under the brand name of any Bell Operating Company or any of GTE Corporation, AT&T Corp., MCI Communications Corporation, British Telecommunications plc, WorldCom, Inc., Cable & Wireless plc, LCI International Inc., or Frontier Corporation;

              (2) making the distribution facilities of any of its cable television systems available for use by a Person other than an Affiliate of the Partnership in connection with the provision by such Person of local telephone service to residences without making the same facilities available to Sprint Corporation on similar terms for the provision by Sprint Corporation of the same or similar kinds of local telephone service; or

              (3) making the distribution facilities of any of its cable television systems available for use by any of the Persons described in Section 2.7(b)(1) for the provision to residences of data communications services that are functionally equivalent to asynchronous data transmission services without making the same facilities available to Sprint Corporation on similar terms for the provision by Sprint Corporation of the same or similar kinds of data communications services.

         (c) Prior to the Closing, the Partnership will not engage in any business activities except as may be appropriate to facilitate the consummation of the transactions to occur at the Closing in accordance with the Contribution Agreement.

         (d) Neither the Partnership nor any Subsidiary will acquire any equity interest in Enstar Communications Corp. or any subsidiary of Enstar Communications Corp.

    2.8 Certificate.
        ------------

    The Managing Partner has caused the Certificate to be filed with the Secretary of State of California. The General Partners shall execute and acknowledge a certificate of amendment amending the Certificate to reflect the admission of TCI as a General Partner, and the Managing Partner shall cause the certificate of amendment to be filed with the Secretary of State of California. The Managing Partner shall cause the Certificate and the certificate of amendment to be filed or recorded in any other public office where filing or recording is required or is deemed by the Managing Partner to be advisable.

    2.9 Addresses of the Partners.
        --------------------------

    The respective addresses of the Partners are set forth on Schedule I.

    2.10 Foreign Qualification.
         ----------------------

    The Managing Partner shall take all necessary actions to cause the Partnership to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Partnership as a foreign limited partnership in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited partnership in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

                                   ARTICLE 3

                              PARTNERSHIP CAPITAL

    3.1 Contributions Pursuant to the Contribution Agreement.
        -----------------------------------------------------

         (a) Contributions. At the Closing, or at such later time as provided in
Section 2.2(c), Section 11.10, and Section 11.19 of the Contribution Agreement, and pursuant to the terms of the Contribution Agreement:

              (1) TCI will contribute or cause to be contributed to the Partnership, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liabilities and liens specified in the Contribution Agreement), the assets specified in Section 2.2(a)(1) of the Contribution Agreement and, if applicable, cash in the amount specified in Section 2.2(a)(1),
Section 2.2(c)(1), Section 2.2(c)(4), Section 11.10(d), Section 11.10(e),
Section 11.10(f), and Section 11.19(e)(1) of the Contribution Agreement; and

              (2) FHGLP will contribute or cause to be contributed to the Partnership, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liabilities and liens specified in the Contribution Agreement), the assets specified in Section 2.2(a)(2) and Section 2.2(b) of the Contribution Agreement and, if applicable, cash in the amount specified in
Section 2.2(c)(2) and Section 2.2(c)(3) of the Contribution Agreement.

         (b) Allocation of Contributions by FHGLP. The portion of the Capital Contribution being made by FHGLP pursuant to Section 3.1(a)(2) that is allocable to its interest as Limited Partner (before giving effect to the assignment of the NewFalcon Interests by FHGLP to certain of its partners and the sale of the NewFalcon Interests by such partners to TCI, as provided in the Contribution Agreement) shall equal the aggregate amount specified next to the names of the Redeemed Partners (as defined in the Contribution Agreement) in the table in
Section 2.6(a) of the Contribution Agreement (but excluding the amount specified in such table next to the name of any Partner that elects pursuant to Section 2.6(b) of the Contribution Agreement not to be a Redeemed Partner) plus one percent of the Capital Contributions made by both Partners (including FHGLP), and the portion of the Capital Contribution being made by FHGLP pursuant to
Section 3.1(a)(2) that is allocable to its interest as General Partner shall equal the amount by which the total Capital Contribution being made by FHGLP pursuant to Section 3.1(a)(2) exceeds the portion of its Capital Contribution that is allocable to its interest as Limited Partner. The portion of FHGLP's interest as General Partner that is allocable to FHGLP's contribution of partnership interests and Mezzanine Securities pursuant to Section 2.2(b) of the Contribution Agreement shall equal the value of those contributions as determined under Section 3.3 and Section 3.4 of the Contribution Agreement.

         (c) NewFalcon Interests. At the time of their assignment to certain partners of FHGLP pursuant to the Contribution Agreement, the NewFalcon Interests shall represent Partnership Interests as a Limited Partner of the Partnership. Upon the purchase by TCI of the NewFalcon Interests pursuant to the Contribution Agreement, the NewFalcon Interests shall be converted automatically, without further action by FHGLP or TCI, into Partnership Interests as a General Partner of the Partnership. The purchase by TCI of the NewFalcon Interests shall not affect the respective rights and obligations of FHGLP and TCI under this Agreement except insofar as the number of Partnership Units assigned to TCI's Partnership Interest, and TCI's Percentage Interest, shall be increased thereby.

         (d) Fair Market Value of Contributions; Capital Account Balances. The Partners agree that the fair market value without regard to Code Section 7701(g) of each asset contributed to the Partnership pursuant to Section 3.1(a) (net of liabilities that are secured by such assets or that the Partnership is considered to assume or take subject to under Code Section 752) shall be determined in accordance with Section 3.1(e). The Capital Accounts of the Partners immediately after the Closing, and after giving effect to the assignment of the NewFalcon Interests by FHGLP to certain of its partners and the sale of the NewFalcon Interests by such partners to TCI, as provided in the Contribution Agreement, shall be as follows:

              (1) In the case of FHGLP, the net fair market value of the partnership interests and other assets of FHGLP that are contributed to the Partnership pursuant to Section 2.2(a)(2) and Section 2.2(b) of the Contribution Agreement, as specified in Section 3.5 of the Contribution Agreement, taking into account any amendment to the Contribution Agreement pursuant to Section 3.8 of the Contribution Agreement, less the aggregate amount specified next to the names of the Redeemed Partners (as defined in the Contribution Agreement) in the table in Section 2.6(a) of the Contribution Agreement (but excluding the amount specified in such table next to the name of any Partner that elects pursuant to
Section 2.6(b) of the Contribution Agreement not to be a Redeemed Partner).

              (2) In the case of TCI, the net fair market value of the TCI Assets (as defined in the Contribution Agreement), as specified in Section 3.2 of the Contribution Agreement, taking into account any amendment to the Contribution Agreement pursuant to Section 3.8 of the Contribution Agreement and any adjustment pursuant to Section 11.19(c) of the Contribution Agreement, but without reduction for the value of any Retained TCI Assets (as defined in the Contribution Agreement) that are not contributed to the Partnership at the Closing, plus the amount of cash contributed to the Partnership by TCI at the Closing pursuant to Section 11.19(c) of the Contribution Agreement, plus the aggregate amount specified next to the names of the Redeemed Partners (as defined in the Contribution Agreement) in the table in Section 2.6(a) of the Contribution Agreement (but excluding the amount specified in such table next to the name of any Partner that elects pursuant to Section 2.6(b) of the Contribution Agreement not to be a Redeemed Partner).

         (e) Determining Fair Market Value of Contributed Assets. Except as otherwise agreed to between the Partners, the fair market value of any asset contributed by a Partner to the Partnership shall be determined for purposes of this Agreement as follows:

              (1) The Managing Partner shall determine the fair market value of such asset and send a written notice to TCI setting forth its determination. In the case of any asset contributed to the Partnership pursuant to Section 3.1(a), the Managing Partner's determination shall be consistent with the net fair market values of contributed assets established by the Contribution Agreement.

              (2) Within ten Business Days after its receipt of the Managing Partner's notice pursuant to Section 3.1(e)(1), TCI may send a written notice to the Managing Partner accepting or rejecting the Managing Partner's determination of the fair market value of such asset. If TCI accepts the Managing Partner's determination or does not send a written notice to the Managing Partner rejecting the Managing Partner's determination within ten Business Days after its receipt of the Managing Partner's notice pursuant to Section 3.1(e)(1), the fair market value of such asset for purposes of this Agreement shall be as determined by the Managing Partner.

              (3) If TCI sends a written notice to the Managing Partner rejecting the Managing Partner's determination of the fair market value of any asset within ten Business Days after its receipt of the Managing Partner's notice pursuant to Section 3.1(e)(1), the fair market value of such asset for purposes of this Agreement shall be determined by an appraisal to be conducted by an independent appraisal firm agreed to by the Managing Partner and TCI and retained by the Partnership, at the Partnership's expense, with experience in the valuation and appraisal of assets similar to such asset. In the case of assets contributed to the Partnership pursuant to Section 3.1(a), the appraisal shall be consistent with the net fair market values of contributed assets established by the Contribution Agreement.

    3.2 Additional Capital Contributions.
        ---------------------------------

         (a) Immediately following any payment by the Partnership under the Existing Incentive Plan, including any payment made in connection with the liquidation of the Partnership, FHGLP shall contribute to the Partnership cash in an amount equal to such payment. If FHGLP is required to contribute cash pursuant to this Section 3.2(a) following the liquidation of the Partnership, such cash shall thereafter be distributed to the Partners in accordance with
Section 13.2(d). The Partnership may withhold from any distributions to which FHGLP would otherwise be entitled pursuant to Section 13.2(d) the amount of FHGLP's obligations under this Section 3.2(a), and any amounts so withheld shall be treated as amounts (1) distributed to FHGLP pursuant to Section 13.2(d), and
(2) contributed by FHGLP to the Partnership in accordance with this Section 3.2(a).

         (b) There shall be no further assessments for additional Capital Contributions by the Partners to the Partnership.

    3.3 Assumption of Liabilities.
        --------------------------

    In accordance with the terms and conditions of the Contribution Agreement, the Partnership will, at the Closing (or at such later time as provided in Section 11.10 or Section 11.19 of the Contribution Agreement), assume and undertake to pay, discharge, and perform those obligations and liabilities of TCI, FHGLP, and their respective Affiliates that are specified in Article 4 of the Contribution Agreement.

    3.4 Return of Contributions.
        ------------------------

    Neither Partner shall have the right to demand a return of all or any part of its Capital Contribution during the term of the Partnership, and any return of the Capital Contribution of either Partner shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid to either Partner with respect to its Capital Contribution to the Partnership.

    3.5 Schedule of Percentage Interests.
        ---------------------------------

    At the Closing, the Managing Partner will deliver to TCI Schedule II, to be attached to this Agreement, which will set forth:

         (a) the net fair market value of all Capital Contributions being made by each Partner pursuant to Section 3.1(a), including, in the case of FHGLP, the net fair market value of the Capital Contributions being made pursuant to
Section 2.2(b) of the Contribution Agreement, as determined in accordance with
Article 3 of the Contribution Agreement, determined as if (1) the TCI Adjustments and the Falcon Adjustments were as set forth in the preliminary settlement statements delivered pursuant to Section 3.7(b) of the Contribution Agreement; (2) as if all Retained TCI Assets and, if no Ellensburg Exclusion Event shall have occurred prior to Closing, all assets of the Ellensburg System were contributed to the Partnership at the Closing, and (3) without regard to any amendment to the Contribution Agreement required by Section 3.8 of the Contribution Agreement that, as of the Closing Date, has not yet been agreed to between FHGLP and TCI or determined by arbitration pursuant to Section 15.9 of the Contribution Agreement (terms used in this Section 3.5(a) that are not defined in this Agreement but are defined in the Contribution Agreement have the meanings assigned to them in the Contribution Agreement); and

         (b) the number of Partnership Units assigned to the Partnership Interest of each Partner, including, in the case of FHGLP, the number of Partnership Units assigned to the Partnership Interest of FHGLP with respect to the Capital Contributions being made by FHGLP pursuant to Section 2.2(b) of the Contribution Agreement (the "Section 2.2(b) Units"), based on the net fair market value of the Partners' Capital Contributions as specified on Schedule II pursuant to Section 3.5(a), taking into account the assignment by FHGLP of Partnership Interests to certain partners of FHGLP and the purchase of those Partnership Interests by TCI pursuant to the Contribution Agreement, which will occur immediately following the Partners' Capital Contributions at Closing; and

         (c) the Percentage Interest of each Partner, based on the number of Partnership Units assigned to the Partnership Interest of each Partner, as specified on Schedule II pursuant to Section 3.5(b).

    3.6 Operating Expenses.
        -------------------

    Subject to Section 5.1(b)(2)(N) and Section 5.6, the Partnership shall pay (or shall reimburse the Managing Partner for) the operating expenses of the Partnership.

    3.7 Interest Payments.
        ------------------

    FHGLP and TCI shall make interest payments to the Partnership as provided in
Section 2.2(c)(5) of the Contribution Agreement, and TCI shall make interest payments to the Partnership as provided in Section 11.19 of the Contribution Agreement. Interest paid or payable to the Partnership pursuant to the Contribution Agreement shall not, for purposes of this Agreement, be deemed to be a Capital Contribution.

                                   ARTICLE 4

                 DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS

    4.1 Distributions of Cash.
        ----------------------

         (a) Amount and Timing of Distributions.

              (1) The Managing Partner shall cause the Partnership to distribute to the Partners prior to March 15 of each Fiscal Year an amount equal to the lesser of (A) the amount of cash held by the Partnership that the Partnership can then distribute to its Partners without violating any restrictions imposed by any contractual covenants of the Partnership, or (B) cash in the amount by which the Partners' Cumulative Estimated Tax Liability exceeds the aggregate amount of distributions previously made to the Partners pursuant to this Section 4.1(a) (including Section 4.1(a)(2)). For purposes of this paragraph, the "Partners' Cumulative Estimated Tax Liability" means the product of (A) the aggregate amount of taxable income and gain (net of or offset by items of deduction, loss, and credit) of the Partnership that has been recognized for income tax purposes and allocated to the Partners for all Fiscal Years of the Partnership through the end of the preceding Fiscal Year times (B) the highest marginal combined federal and state income tax rate applicable to either Partner or, so long as either Partner is treated as a partnership for federal income tax purposes, to any other Person that recognizes taxable income or gain as a result of the allocation from the Partnership, such Partner, or any other Person of taxable income and gain recognized initially by the Partnership (determined after giving effect to the deduction

(if allowable) of state income taxes for federal income tax purposes), as reasonably determined by the Managing Partner.

              (2) All cash of the Partnership not required to be distributed pursuant to Section 4.1(a)(1) shall be distributed at such times and in such amounts as the Managing Partner may determine in its sole discretion.

         (b) Allocation of Distributions. All distributions of cash pursuant to
Section 4.1(a) and Section 13.2(d)(3) shall be allocated between the Partners in proportion to their Percentage Interests.

         (c) Tax Withholding.

              (1) The Partnership shall seek to qualify for and obtain exemptions from any provision of the Code or any provision of state, local, or foreign tax law that would otherwise require the Partnership to withhold amounts from payments or distributions to the Partners. If the Partnership does not obtain any such exemption, the Partnership is authorized to withhold from any payment or distribution to either Partner any amounts that are required to be withheld pursuant to the Code or any provision of any state, local, or foreign tax law that is binding on the Partnership.

              (2) Any amount withheld with respect to any payment or distribution to either Partner shall be credited against the amount of the payment or distribution to which the Partner would otherwise be entitled. If the Code or any provision of any state, local, or foreign tax law that is binding on the Partnership requires that the Partnership remit to any taxing authority any withholding tax with respect to, or for the account of, either Partner in its capacity as a Partner, the Managing Partner shall, to the extent that Partnership funds are available therefor, cause the Partnership to remit the full required amount of such withholding tax to the taxing authority and shall notify such Partner in writing of its obligation to pay to the Partnership such withholding tax to the extent it exceeds the amount of any payment or distribution to which such Partner would otherwise then be entitled. Each Partner shall pay to the Partnership, within five Business Days after its receipt of written notice from the Managing Partner (or, in the case of the Managing Partner, within five Business Days after becoming aware) that withholding is required with respect to such Partner, any amounts required to be remitted by the Partnership to any taxing authority with respect to such Partner that are in excess of the amount of any payment or distribution to which such Partner would otherwise be entitled. If the Partnership is required to remit any withholding tax with respect to, or for the account of, either Partner prior to the Partnership's receipt of any payment required to be made by such Partner pursuant to the preceding sentence, the amount of the payment required to be made by such Partner shall be treated as a loan (the "Withholding Advance") from the Partnership to the Partner, which shall accrue interest from the date the Partnership is required to remit such withholding tax until paid by such Partner or credited against payments or distributions to which such Partner would otherwise be entitled as provided in Section 4.1(c)(3) at a rate of fifteen percent per year, compounded semi-annually.

              (3) Any Withholding Advance made to a Partner and any interest accrued thereon shall be credited against, and shall be offset by, the amount of any later payment or distribution to which the Partner would otherwise be entitled (without duplication of the credit provided in the first sentence of Section 4.1(c)(2)), with any credit for accrued and unpaid interest as of the date such payment or distribution would otherwise have been made being applied before any credit for the amount of the Withholding Advance. Any Withholding Advance made to a Partner and any interest accrued thereon, to the extent it has not previously been paid by the Partner in cash or fully credited against payments or distributions to which the Partner would otherwise be entitled, shall be paid by the Partner to the Partnership upon the earliest of (A) the dissolution of the Partnership, (B) the date on which the Partner ceases to be a Partner of the Partnership, or (C) demand for payment by the Managing Partner.

              (4) All amounts that are credited against payments or distributions to which a Partner would otherwise be entitled pursuant to this
Section 4.1(c) shall be treated as amounts distributed to such Partner pursuant to Section 4.1(a) for all purposes of this Agreement.

         (d) Credit Against Required Contributions. The Partnership shall withhold from any distributions to which a Partner (or any Assignee of a Partner described in Section 2.2(c)(6) of the Contribution Agreement) would otherwise be entitled pursuant to this Agreement the amount of such Partner's remaining obligations under Section 2.2(c) of the Contribution Agreement, and any amounts so withheld shall be treated as amounts (1) distributed to such Partner (or Assignee) pursuant to Section 4.1(a) and (2) contributed or paid (as applicable) by such Partner in accordance with Section 2.2(c) of the Contribution Agreement.

    4.2 Allocations of Net Profit and Net Loss.
        ---------------------------------------

         (a) Allocations of Net Profit and Net Loss. Except as provided in
Section 4.2(b), Net Profit and Net Loss for each Fiscal Year (or portion thereof) shall be allocated between the Partners in proportion to their Percentage Interests.

         (b) Allocations of Net Profit and Net Loss Following Dissolution. Notwithstanding Section 4.2(a), following the dissolution of the Partnership pursuant to Section 13.1, beginning in the Fiscal Year in which such dissolution occurs or beginning in any Fiscal Year prior to the Fiscal Year in which such dissolution occurs if the Partnership's Federal income tax return for such prior Fiscal Year has not yet been required to be filed (not including extensions), items of income and gain, loss, and deduction shall be allocated as follows:

              (1) first, FHGLP shall be allocated (A) all deductions with respect to payments made by the Partnership pursuant to the Existing Incentive Plan in such Fiscal Year, and (B) deductions in an amount equal to all deductions for payments made by the Partnership pursuant to the Existing Incentive Plan in all prior Fiscal Years (other than payments with respect to which deductions have previously been allocated to FHGLP pursuant to clause (A) of this Section 4.2(b)(1)); and

              (2) thereafter, items of income and gain, loss, and deduction shall be allocated between the Partners so as to cause the credit balance in each Partner's Capital Account to equal the amount of distributions such Partner would be entitled to receive if an amount equal to the aggregate credit balances in the Partners' Capital Accounts were distributed pursuant to Section 4.1(b).

    4.3 Special Provisions Regarding Allocations of Profit and Loss.
        ------------------------------------------------------------

         (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and if necessary for succeeding Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g); PROVIDED, HOWEVER, that this Section 4.3(a) shall not apply to the extent the circumstances described in Treasury Regulations Sections 1.704-2(f)(2), 1.704-2(f)(3), 1.704- 2(f)(4), or 1.704-2(f)(5) exist.
Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items of Partnership income and gain to be allocated pursuant to this Section 4.3(a) shall be determined in accordance with Treasury Regulations
Section 1.704-2(f)(6). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4 except Section 4.3(a), if during any Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, each Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year must be allocated items of Partnership income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(4)); PROVIDED, HOWEVER, that this Section 4.3(b) shall not apply to the extent the circumstances described in the third and fifth sentences of Treasury Regulations
Section 1.704-2(i)(4) exist. Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items of Partnership income and gain to be allocated pursuant to this Section 4.3(b) shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. If a Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible; PROVIDED, HOWEVER, that an allocation pursuant to this Section 4.3(c) shall be made if and only to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

         (d) Gross Income Allocation. If a Limited Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount such Limited Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704- 1(b)(2)(ii)(c), (2) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1), and (3) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5), such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; PROVIDED, HOWEVER, that an allocation pursuant to this Section 4.3(d) shall be made if and only to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.3(c) and this Section 4.3(d) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

         (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated between the Partners in proportion to their Percentage Interests.

         (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

         (g) Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations. Any election permitted under Code Section 754 shall be made by the Managing Partner in its sole discretion, subject to Section 9.7.

         (h) Excess Nonrecourse Liabilities. For purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Partner's interest in Partnership profits shall be deemed to be equal to such Partner's Percentage Interest.

         (i) Curative Allocations. The allocations set forth in this Article 4 (other than Section 4.3(g), Section 4.3(h), and this Section 4.3(i)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 4.3(i). Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Managing Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 4.2. In exercising its discretion under this Section 4.3(i), the Managing Partner shall take into account any future Regulatory Allocations under Section 4.3(a) and
Section 4.3(b) that, although not yet made, are likely to offset Regulatory Allocations made under Section 4.3(e) and Section 4.3(f).

    4.4 Tax Allocations: Code Section 704(c).
        -------------------------------------

         (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value using the traditional allocation method described in Treasury Regulations Section 1.704-3(b).

         (b) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         (c) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, either Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE 5

                    AUTHORITY OF THE MANAGING PARTNER; OTHER
                       MATTERS AFFECTING GENERAL PARTNERS

    5.1 Authority of Managing Partner.
        ------------------------------

         (a) Permitted Acts. Except as expressly provided otherwise in this Agreement, the Managing Partner shall have the exclusive authority to manage the business, operations, and affairs of the Partnership (including internal matters) and the exclusive right to exercise all rights incident to the ownership of all partnership or corporate interests held by the Partnership, and shall have all authority, rights, and powers conferred by law and those required or appropriate for the management of the Partnership business. Each General Partner, including each additional and substituted General Partner, other than the Managing Partner, agrees not to exercise individually any authority, rights, or powers conferred by law on general partners (including any authority, rights, or powers conferred on general partners under the Act) other than as expressly provided in this Agreement or at the direction of or pursuant to authority delegated to it by the Managing Partner.

         (b) Limitations and Restrictions.

              (1) Advisory Committee Approval. Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, the Partnership shall not, and the Managing Partner shall have no authority to cause the Partnership to, do any of the following without the affirmative vote of at least a majority of the members of the Advisory Committee:

                   (A) sell or otherwise dispose of, or cause or permit any Subsidiary to sell or otherwise dispose of, in any one transaction (or series of mutually contingent transactions), assets of the Partnership or any Subsidiary having an aggregate value in excess of $15,000,000, except upon the liquidation and dissolution of the Partnership in accordance with Article 13 (including a liquidation following an election by the Offering Partner pursuant to Section 10.3(a) or Section 10.5(a)(2)); PROVIDED, HOWEVER, that the limitations of this paragraph shall not apply to any disposition of assets by the Partnership to a Subsidiary or by a Subsidiary to the Partnership or another Subsidiary, to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement, to any disposition of assets upon the exercise of any rights granted by such a pledge, or to any transaction approved by TCI pursuant to Section 5.1(b)(2)(B) or Section 5.1(b)(2)(C);

                   (B) purchase or otherwise acquire, or cause or permit any Subsidiary to purchase or otherwise acquire, any assets, business, equity interest in another Person, or other property in any one transaction (or series of mutually contingent transactions) having an aggregate value in excess of $15,000,000; PROVIDED, HOWEVER, that the limitations of this paragraph shall not apply to any transaction approved by TCI pursuant to Section 5.1(b)(2)(D), any acquisition of assets by a Subsidiary from the Partnership or from another Subsidiary, the acquisition of the Classic Systems (as defined in the Contribution Agreement), the contribution of assets to the Partnership pursuant to the Contribution Agreement, or the purchase of partnership interests in FHGLP pursuant to Article 9 of the FHGLP Partnership Agreement; or

                   (C) engage, or cause or permit any Subsidiary to engage, in any line of business other than:

                        (1) acquiring, developing, owning, operating, managing, and selling cable television systems and any related or ancillary businesses that involve the distribution of video programming or data to subscribers, including businesses engaged in the production of cable television programming and the provision of Internet access, but excluding other related or ancillary businesses, such as personal communications, alternative access, and other telephony-related investments or businesses,

                        (2) preliminary activities undertaken by the Partnership or any Subsidiary to determine the feasibility of engaging in any line of business, or

                        (3) any business activity that does not involve an aggregate capital commitment by the Partnership and the Subsidiaries in excess of $1,000,000.

              (2) TCI Approval. Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, the Partnership shall not, and the Managing Partner shall have no authority to cause the Partnership to, do any of the following without the approval of TCI:

                   (A) merge with or consolidate into any Person or become a party to any recapitalization or other form of reorganization, or cause or permit any Subsidiary to merge with or consolidate into any Person or become a party to any recapitalization or other form of reorganization (except that, without the approval of TCI, (1) the Partnership may merge with or consolidate into another Person for the purpose of effecting an Incorporation pursuant to
Section 11.1(a); (2) a Subsidiary may merge with another Subsidiary or with the Partnership and the Partnership may merge with a Subsidiary; and (3) a Subsidiary may merge with a Person other than a Subsidiary as a means of effecting any acquisition or disposition of assets that is otherwise permitted by this Agreement);

                   (B) sell or otherwise dispose of, or cause or permit any Subsidiary to sell or otherwise dispose of, in any one transaction (or series of mutually contingent transactions), assets of the Partnership or any Subsidiary
(1) having an aggregate value in excess of $500,000 if the aggregate value of all assets sold or otherwise disposed of in transactions described in this Section 5.1(b)(2)(B) would exceed the Sale Limit or (2) having an aggregate value in excess of $30,000,000, except in either case upon the liquidation and dissolution of the Partnership in accordance with Article 13 (including a liquidation following an election by the Offering Partner pursuant to Section 10.3(a) or Section 10.5(a)(2)); PROVIDED, HOWEVER, that the limitations of this paragraph shall not apply to any disposition of assets by the Partnership to a Subsidiary or by a Subsidiary to the Partnership or another Subsidiary, to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement, or to any disposition of assets upon the exercise of any rights granted by such a pledge; for purposes of this paragraph, the "Sale Limit" means $100,000,000, reduced by the net pre-tax sales proceeds from the sale of any Retained TCI Assets (as defined in the Contribution Agreement) pursuant to Section 11.10(e) of the Contribution Agreement and increased, but not above $100,000,000, by the value of any assets that are sold or otherwise disposed of by the Partnership or any Subsidiary and are not TCI Assets (as defined in the Contribution Agreement);

                   (C) sell or otherwise dispose of, or cause or permit any Subsidiary to sell or otherwise dispose of, any assets of the Partnership or any Subsidiary, if such sale or other disposition would result in the allocation of income or gain to TCI pursuant to Section 4.4 and Code Section 704(c), except upon the liquidation and dissolution of the Partnership in accordance with
Article 13 (including a liquidation following an election by the Offering Partner pursuant to Section 10.3(a) or Section 10.5(a)(2)); PROVIDED, HOWEVER, that the limitations of this paragraph shall not apply to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement or to any disposition of assets upon the exercise of any rights granted by such a pledge;

                   (D) purchase or otherwise acquire, or cause or permit any Subsidiary to purchase or otherwise acquire, any assets, business, equity interest in another Person, or other property in any one transaction (or series of mutually contingent transactions) (1) having an aggregate value in excess of $500,000 if the aggregate value of all property purchased or otherwise acquired in transactions described in this Section 5.1(b)(2)(D) would exceed $100,000,000 or (2) having an aggregate value in excess of $30,000,000; PROVIDED, HOWEVER, that the limitations of this paragraph shall not apply to any acquisition of assets by a Subsidiary from the Partnership or from another Subsidiary, the acquisition of the Classic Systems (as defined in the Contribution Agreement), the contribution of assets to the Partnership pursuant to the Contribution Agreement, or the purchase of partnership interests in FHGLP pursuant to Article 9 of the FHGLP Partnership Agreement;

                   (E) make the election provided for in Section 9.1(a)(3) of the FHGLP Partnership Agreement;

                   (F) take any other action that is within the discretion of the Partnership pursuant to Article 9 of the FHGLP Partnership Agreement;

                   (G) incur, create, or assume, or cause or permit any Subsidiary to incur, create, or assume, any Indebtedness if, after giving effect to such Indebtedness, the Operating Cash Flow Ratio would exceed 7.5:1;

                   (H) prior to the second anniversary of the Closing, cause or permit any Subsidiary to incur any Indebtedness the proceeds of which will be used to repay any Indebtedness of the Partnership, or cause or permit any Subsidiary to assume or otherwise become obligated with respect to any Indebtedness of the Partnership (other than pursuant to the guaranties contemplated by Section 2.8(e) of the Contribution Agreement), if, after such repayment, assumption, or other action, the amount of Indebtedness for which the Partnership is the sole primary obligor would be less than the quotient of (1) the amount of Indebtedness of TCI assumed by the Partnership pursuant to Section 4.1(c) of the Contribution Agreement divided by (2) TCI's Percentage Interest immediately after the Closing, after giving effect to TCI's purchase of the NewFalcon Interests;

                   (I) issue any Partnership Interest or any option, warrant, or other debt or equity interest convertible into or evidencing the right to acquire (whether or not for additional consideration) any Partnership Interest, except in connection with an Incorporation pursuant to Section 11.1(a) or pursuant to any Management Incentive Plan approved pursuant to Section 5.1(b)(2)(L);

                   (J) purchase, redeem, retire, or otherwise acquire any Partnership Interests, except as provided in Section 9.13(a) or Article 10 and except for the purchase, redemption, retirement, or other acquisition of any equity interest where the terms of such interest, as approved in accordance with
Section 5.1(b)(2)(I), permit or require such purchase, redemption, retirement, or other acquisition;

                   (K) enter into any transaction or agreement, or cause or permit any Subsidiary to enter into any transaction or agreement, with FHGLP or any Affiliate of FHGLP unless the transaction or agreement is on terms that are no less favorable to the Partnership or Subsidiary than could have been obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of FHGLP; PROVIDED, HOWEVER, the limitations of this paragraph shall not apply to the transactions described on Schedule III;

                   (L) adopt or materially amend any employee benefit plan or other compensation arrangement providing for (1) the issuance of Partnership Interests or options evidencing the right to acquire Partnership Interests or
(2) the payment of compensation based on the value, or any appreciation in value, of Partnership Interests or the business of the Partnership, to employees of the Partnership and the Subsidiaries (a "Management Incentive Plan");

                   (M) make reimbursements pursuant to Section 5.7(b) or Section 5.7(c) for costs and expenses incurred by FHGLP or Falcon Holding Group, Inc. in any calendar year that exceed $35,000 in the aggregate for both FHGLP and Falcon Holding Group, Inc.;

                   (N) incur Net Overhead Expenses in any Fiscal Year beginning after the Closing that exceed 4.5% of the Gross Revenues of the Partnership and the Subsidiaries for such Fiscal Year, where "Net Overhead Expenses" means (1) the sum of (a) expenses allocable to administrative employees of the Partnership (but not employees who are employed primarily in the operations of any cable television system or group of cable television systems or regions), including salary, wages, and benefits of such employees and associated payroll taxes, but excluding payments or accruals pursuant to any Management Incentive Plan, (b) legal, audit, and accounting fees, other than expenses that relate primarily to the operations of cable television systems, expenses of a type that FHGLP has historically allocated to cable television systems or regions, and non-recurring costs, such as those relating to financings and acquisitions, (c) expenses relating to office space occupied by the Partnership for its corporate offices, which are currently located in Westwood and Pasadena, California, (d) reimbursements by the Partnership pursuant to Section 5.7(b) or Section 5.7(c) of costs and expenses incurred by FHGLP or Falcon Holding Group, Inc., (e) the cost of insurance required in connection with the administrative activities of the Partnership, but not insurance that relates primarily to the operations of cable television systems or insurance of a type the cost of which FHGLP has historically allocated to cable television systems or regions, (f) reasonable expenses in connection with distributions made by the Partnership and communications necessary in maintaining relations with Partners and outside parties (other than communications that relate primarily to the operations of cable television systems), (g) reasonable expenses in connection with preparing and mailing reports required to be furnished to Partners for investor, tax reporting, or other purposes, or other reports to Partners that the Managing Partner deems to be in the best interest of the Partnership; (h) reasonable expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers, and (i) other expenses incurred by the Partnership of the kinds included in FHGLP's calculation of corporate overhead as reflected in the worksheet presented by FHGLP to TCI in connection with the negotiation of this Agreement, less (2) the sum of all management fees, expense reimbursements, and other payments received by the Partnership from a Person other than a Subsidiary; and "Gross Revenues" means the aggregate gross revenues of the Partnership and the Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles applied in a manner consistent with the Partnership's annual financial statements pursuant to Section 15.3;

                   (O) liquidate or dissolve except in accordance with Article
13;

                   (P) do any act in contravention of this Agreement;

                   (Q) possess any property of the Partnership or assign the rights of the Partnership in specific property of the Partnership for other than a Partnership purpose; or

                   (R) perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion that such act will not subject any

Limited Partner to liability as a general partner) which would, at the time the act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction.

              (3) TCI Approval Defined. For purposes of this Agreement, including Section 5.1(b)(2), TCI shall be deemed to have approved any action or proposed action by or on behalf of Falcon Holding Group, Inc., FHGLP, the Partnership, or any Subsidiary if:

                   (A) TCI has affirmatively approved the taking of such action, or

                   (B) TCI has failed to object to the taking of such action within forty-five days (or, in the case of Section 5.1(b)(2)(F), five days) after its receipt of a request from Falcon Holding Group, Inc. or FHGLP for its approval of the taking of such action, or

                   (C) in the case of an action described in Section 5.1(b)(2)(B), Section 5.1(b)(2)(D), Section 5.1(b)(2)(F), or any provision of this Agreement (including Section 11.1(a)) that requires that TCI not unreasonably withhold its approval of any action, TCI has unreasonably withheld its approval of the taking of such action.

              (4) Consideration of Financings. The Managing Partner will consult with the Advisory Committee before entering into any agreement, or making any material amendment to any agreement, or causing any Subsidiary to enter into any agreement or to make any material amendment to any agreement, providing for the incurring, creation, or assumption by the Partnership or any Subsidiary of Indebtedness in excess of $1,000,000, but the Managing Partner shall not be required under this Section 5.1(b)(4) or otherwise to obtain the approval of the Advisory Committee in connection with any such transaction.

              (5) Authority to Make Certain Loans. Subject to restrictions in any credit agreement or other similar agreement to which the Partnership or any Subsidiary is a party, if any senior executive employee of the Partnership (other than Marc B. Nathanson) owns a partnership interest in the Managing Partner at the time of his death, the Managing Partner may, without the approval of TCI or the Advisory Committee, cause the Partnership to make loans to the estate of such employee for the sole purpose of permitting the estate of such employee to pay federal and state estate and inheritance taxes that are attributable to such employee's ownership of a partnership interest in the Managing Partner at the time of his death. Any such loan shall be on commercially reasonable terms determined by the Managing Partner, except that
(A) such loan shall bear interest at the applicable Federal rate under Code
Section 1274 for a debt instrument having the terms of such loan and (B) any estate of an employee to which such a loan is made shall be required to prepay such loan to the extent of any distributions made by the Managing Partner with respect to the partnership interest held by such employee at the time of his death.

    5.2 Agreements by Falcon Holding Group, Inc.
        ----------------------------------------

         (a) By executing this Agreement, Falcon Holding Group, Inc. agrees, subject to Section 5.2(b):

              (1) not to take any action in its capacity as general partner of FHGLP or any Investors Partnership that would be prohibited by the provisions of
Section 5.1(b) if the Managing Partner had caused the Partnership to take such action directly;

              (2) without the approval of TCI or as contemplated by Section 10.10, not to effect a withdrawal (as defined in Section 8.1 or in those provisions of any applicable partnership act other than the Act that correspond to the provisions of the Act referred to in Section 8.1) as general partner of FHGLP or any Investors Partnership, or assign, convey, sell, transfer, encumber, or in any way alienate all or any part of its interest in any Investors Partnership,

              (3) without the approval of TCI or as contemplated by Section 10.10, not to permit the admission of an additional general partner of any Investors Partnership,

              (4) without the approval of TCI, not to permit the admission of an additional general partner of FHGLP if Falcon Holding Group, Inc. would not then have the power to take all material actions that it is entitled to or required to take under the partnership agreement of FHGLP in its capacity as general partner of FHGLP,

              (5) without the approval of TCI, not to permit any amendment to the partnership agreement of FHGLP (other than entering into the FHGLP Partnership Agreement) if (A) Falcon Holding Group, Inc. would not then have the power to take all material actions that it is entitled to or required to take under the partnership agreement of FHGLP in its capacity as general partner of FHGLP, or (B) such amendment would materially and adversely affect TCI in its capacity as a partner of the Partnership,

              (6) without the approval of TCI, not to assign, convey, sell, transfer, encumber, or in any way alienate all or any part of its interest in FHGLP, if Falcon Holding Group, Inc. would not then have the power to take all material actions that it is entitled to or required to take under the partnership agreement of FHGLP in its capacity as general partner of FHGLP,

              (7) not to receive any indemnification or reimbursement from any of the Investors Partnerships or any of the Existing Entities with respect to any expense, liability, loss, or damage arising after the date of this Agreement for which FHGLP would not have been entitled to indemnification or reimbursement under this Agreement if such expense, liability, loss, or damage had arisen in connection with the business of the Partnership, and

              (8) not to receive any payment from any Investors Partnership other than indemnification for or reimbursement of expenses, liabilities, losses, and damages (to the extent provided in the partnership agreement of such Investors Partnership and permitted by Section 5.2(a)(7)) and payments with respect to Falcon Holding Group, Inc.'s partnership interest in such Investors Partnership.

         (b) Notwithstanding Section 5.2(a), Falcon Holding Group, Inc. may take any action necessary or appropriate to effect the conversion of FHGLP to a corporation or another appropriate transaction, including the formation of a corporate holding company, that results in the partnership interest of Falcon Holding Group, Inc. in FHGLP being converted into, or exchanged for, stock in a corporation, in the manner contemplated by Article 10 of the FHGLP Partnership Agreement, so long as, after such transaction, Falcon Holding Group, Inc. would have the power to take all material actions with respect to the corporate successor to FHGLP that it is entitled to or required to take under the partnership agreement of FHGLP in its capacity as general partner of FHGLP.

    5.3 No Personal Liability.
        ----------------------

    Neither General Partner shall have any personal liability for the repayment of the Capital Contributions of any Limited Partner; provided that each General Partner shall promptly return to the Partnership or to the Partner or Partners entitled thereto any distributions received by such General Partner in excess of those to which the General Partner is entitled under this Agreement.

    5.4 Limited Liability.
        ------------------

    The Managing Partner shall use commercially reasonable efforts, in the conduct of the Partnership's business, to put all suppliers and other Persons with which the Partnership does business on notice that the Partnership is a limited partnership organized under the Act and that no Limited Partner has any personal liability for any obligation of the Partnership.

    5.5 Tax Matters Partner.
        --------------------

         (a) FHGLP is hereby designated as the Tax Matters Partner of the Partnership, as provided in Treasury Regulations pursuant to Code Section 6231 and analogous provisions of state law. Each Partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

         (b) To the extent and in the manner provided by applicable law and Treasury Regulations, the Tax Matters Partner shall furnish the name, address, profits interest, and taxpayer identification number of each Partner and any Assignee to the Secretary of the Treasury or his delegate (the "Secretary").

         (c) The Tax Matters Partner shall (1) notify each Partner of any audit that is brought to the attention of the Tax Matters Partner by notice from the Internal Revenue Service, and (2) forward to each Partner copies of any written notices, correspondence, reports, or other documents received by the Tax Matters Partner in connection with such audit. The Tax Matters Partner shall notify each Partner pursuant to clause (1) of the preceding sentence within ten Business Days after its receipt of the notice from the Internal Revenue Service described therein, and shall forward to each Partner copies of any notice, correspondence, report, or other document pursuant to clause (2) of the preceding sentence within ten Business Days after its receipt by the Tax Matters Partner. The Tax Matters Partner shall provide TCI with reasonable advance notice of administrative proceedings with the Internal Revenue Service, including any closing conference with the examining agent and any appeals conference.

         (d) The Tax Matters Partner shall give the Partners written notice of its intent to initiate judicial review, file a request for administrative adjustment on behalf of the Partnership, extend the period of limitations for making assessments of any tax against a Partner with respect to any Partnership item, or enter into any agreement with the Internal Revenue Service that would result in the settlement of any alleged tax deficiency or other tax matter, or to any adjustment of taxable income or loss or any item included therein, affecting the Partnership or any Partner. The Tax Matters Partner shall not take any such action if TCI elects within thirty days after their receipt of the Tax Matters Partner's notice to require that the Tax Matters Partner refrain from taking such action.

         (e) Subject to the foregoing provisions of this Section 5.5, the Tax Matters Partner is hereby authorized, but not required:

              (1) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind either Partner that (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

              (2) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

              (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

              (4) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

              (5) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Partners (with respect to the Partnership) or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or Treasury Regulations.

         (f) The Partnership shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses (including legal and accounting fees) incurred pursuant to this Section 5.5 in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such reasonable expenses shall be made before any distributions are made to the Partners. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the Managing Partner and indemnification set forth in Article 14 shall be fully applicable to FHGLP in its capacity as the Tax Matters Partner.

         (g) Any Limited Partner that receives a notice of an administrative proceeding under Code Section 6233 relating to the Partnership shall promptly notify the Tax Matters Partner of the treatment of any Partnership item on such Partner's federal income tax return that is or may be inconsistent with the treatment of that item on the Partnership's return.

         (h) Either Partner that enters into a settlement agreement with the Secretary with respect to any Partnership item shall notify the Tax Matters Partner of such agreement and its terms within sixty days after its date, and the Tax Matters Partner shall notify the other Partners of the settlement agreement within thirty days of such notification.

    5.6 Compensation to the Managing Partner and Affiliates.
        ----------------------------------------------------

    Except as described on Schedule III, the Managing Partner and its Affiliates shall not receive any compensation directly or indirectly in connection with the formation, operation, and dissolution of the Partnership except as specified or referred to in this Agreement; PROVIDED, HOWEVER, that partners of FHGLP and officers, directors, and shareholders of Falcon Holding Group, Inc. who are employees of the Partnership may receive compensation for their services as employees of the Partnership, subject to Section 5.1(b)(2)(K).

    5.7 Reimbursement.
        --------------

         (a) The Partnership shall reimburse each of FHGLP and TCI for all costs and expenses reasonably incurred by either of them (whether incurred before or after the formation of the Partnership) in connection with the formation, organization, and capitalization of the Partnership (including costs and expenses incurred in arranging any proposed or consummated financing), except that the Partnership shall not reimburse FHGLP for, and FHGLP shall retain liability for, the fee described in clause (i) of paragraph 2 of the letter, dated as of June 2, 1997, from Lazard Freres & Co. LLC to FHGLP.

         (b) Subject to Section 5.1(b)(2)(M) and Section 5.1(b)(2)(N), the Partnership shall also reimburse FHGLP for (1) actual costs and expenses incurred (including filing fees and reasonable legal fees and expenses) for the purpose of maintaining the partnership existence of FHGLP and maintaining the legal status of FHGLP as a partner of the Partnership, (2) costs incurred in the preparation of FHGLP's tax returns and financial statements, (3) costs incurred in connection with the audit of FHGLP's annual financial statements, (4) reasonable expenses in connection with distributions made by FHGLP to its partners and communications necessary in maintaining relations with its partners and outside parties, and (5) reasonable expenses in connection with preparing and mailing reports required to be furnished to its partners for investor, tax reporting, or other purposes, or other reports to its partners that the general partner of FHGLP deems to be in the best interest of FHGLP.

         (c) Subject to Section 5.1(b)(2)(M) and Section 5.1(b)(2)(N), the Partnership shall also reimburse Falcon Holding Group, Inc. for (1) actual costs and expenses incurred (including filing fees and reasonable legal fees and expenses) for the purpose of maintaining the corporate existence of Falcon Holding Group, Inc. and maintaining the legal status of Falcon Holding Group, Inc. as general partner of FHGLP, (2) reasonable costs incurred in the preparation of Falcon Holding Group, Inc.'s tax returns and financial statements, and (3) costs incurred in connection with the audit of Falcon Holding Group, Inc.'s annual financial statements.

         (d) The Partnership shall also reimburse FHGLP and TCI for certain expenses to the extent provided in the Contribution Agreement.

                                   ARTICLE 6

                               ADVISORY COMMITTEE

    6.1 Membership.
        -----------

    The Partnership shall have an Advisory Committee consisting of six individual representatives of the Partners, as follows:

         (a) three members of the Advisory Committee shall be designated from time to time by FHGLP in its sole discretion, and one of such members shall be designated by FHGLP as the "chairman" of the Advisory Committee; provided that FHGLP agrees to designate Marc B. Nathanson as a member of the Advisory Committee and as the chairman of the Advisory Committee pursuant to this paragraph for so long as he remains the chief executive officer of the Partnership;

         (b) one member of the Advisory Committee, who shall not be an officer, director, or employee of FHGLP or any Affiliate of FHGLP, shall be designated by agreement between FHGLP and TCI (except that the initial member of the Advisory Committee to be designated pursuant to this Section 6.1(b), as listed on
Schedule IV, shall not require such approval); and

         (c) two members of the Advisory Committee shall be designated from time to time by TCI.

    6.2 Removal and Replacement of Members.
        -----------------------------------

    Any member of the Advisory Committee designated pursuant to Section 6.1(a) or Section 6.1(c) may be removed and replaced at any time, and from time to time, by the Partner that originally designated such member in accordance with Section 6.1(a) or Section 6.1(c). The member of the Advisory Committee designated pursuant to Section 6.1(b) may be removed at any time, and from time to time, by agreement between FHGLP and TCI or, if such member has served for at least two consecutive years, by either FHGLP or TCI. The member of the Advisory Committee designated pursuant to Section 6.1(b), if removed, shall be replaced by agreement between FHGLP and TCI.

    6.3 Frequency and Location of Meetings.
        -----------------------------------

    The Advisory Committee shall meet at such times as shall be determined by the chairman of the Advisory Committee, but in any event at least quarterly unless otherwise agreed to by FHGLP and TCI. Meetings of the Advisory Committee may be called from time to time, on at least five days notice (which need not be in writing), by the chairman of the Advisory Committee. Meetings of the Advisory Committee shall be held at a location selected from time to time by the chairman of the Advisory Committee.

    6.4  By-Laws and Other Matters.
         --------------------------

    The By-Laws of the Advisory Committee, in the form attached as Exhibit I, shall govern the organization of the Advisory Committee, procedures for meetings of the Advisory Committee, and procedures for actions by the members of the Advisory Committee in lieu of meetings. The Advisory Committee shall have the authority, by affirmative vote of a majority of its members then in office, to amend the By-Laws of the Advisory Committee in any manner that is not inconsistent with the express terms of this Agreement. Members of the Advisory Committee may participate in any meeting of the Advisory Committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. The chairman may invite individuals who are not members of the Advisory Committee to attend and participate in meetings of the Advisory Committee.

    6.5 Reimbursement.
        --------------

    The Partnership shall reimburse each member of the Advisory Committee for expenses, including travel and legal expenses, reasonably incurred in connection with such member's performance of his duties as a member of the Advisory Committee.

    6.6 Members.
        --------

    The members of the Advisory Committee, as designated by FHGLP and TCI, as of the date of this Agreement, are set forth on Schedule IV.

                                   ARTICLE 7

                 STATUS OF LIMITED PARTNERS; OTHER LIMITATIONS
                                  ON PARTNERS

    7.1 Limited Liability.
        ------------------

    No Limited Partner shall be bound by or personally liable for the expenses, liabilities, or obligations of the Partnership. In no event shall any Limited Partner be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Partnership.

    7.2 Return of Distributions of Capital.
        -----------------------------------

    A Limited Partner may, under certain circumstances, be required by law to return to the Partnership, for the benefit of the Partnership's creditors, amounts previously distributed. No Limited Partner shall be obligated by this Agreement to pay those distributions to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner must return or pay over any part of those distributions, the obligation shall be that of such Limited Partner alone and not of any other Partner. Any payment returned to the Partnership by a Partner or made directly by a Partner to a creditor of the Partnership shall be deemed a Capital Contribution by such Partner.

    7.3 No Management and Control.
        --------------------------

    Except as expressly provided in this Agreement, no Partner shall take part in or interfere in any manner with the control, conduct, or operation of the Partnership or have any right or authority to act for or bind the Partnership.

    7.4 Specific Limitations.
        ---------------------

    No Partner shall have the right or power to: (a) withdraw or reduce its Capital Contribution except as a result of the dissolution of the Partnership or as otherwise provided by law or in this Agreement, (b) bring an action for partition against the Partnership or any assets of the Partnership, (c) cause the termination and dissolution of the Partnership, except as set forth in this Agreement, or (d) demand or receive property other than cash in return for its Capital Contribution. Except as otherwise set forth in this Agreement or in any agreement permitted to be entered into under this Agreement with respect to the purchase, redemption, retirement, or other acquisition of Partnership Interests, no Partner shall have priority over any other Partner either as to the return of its Capital Contribution or as to Net Profit, Net Loss, or distributions. Other than upon the termination and dissolution of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of either Partner will be returned.

    7.5 Issuance of Partnership Interests.
        ----------------------------------

    Subject to any approval that may be required by Section 5.1(b)(2)(I) and, if such approval is required, in accordance with the terms thereof, the Managing Partner may issue additional Partnership Interests to any Person and may admit to the Partnership as additional Partners the Persons acquiring such Partnership Interests, if such Persons were not previously admitted as Partners. The Persons acquiring such Partnership Interests shall have the rights and be subject to the obligations attributable to such Partnership Interests in the form issued to them. A Person admitted as a new Partner shall only be entitled to distributions and allocations of Net Profit and Net Loss attributable to the period beginning on the effective date of its admission to the Partnership, and the Partnership shall attribute Net Profit and Net Loss to the period before the effective date of the admission of a new Partner and to the period beginning on the effective date of the admission of a new Partner by the closing of the books method.

    7.6 Restrictions on the Powers and Activities of the Limited Partners.
        ------------------------------------------------------------------

         (a) Notwithstanding anything in this Agreement to the contrary, but subject to Section 7.6(b), each Limited Partner, including each additional and substituted Limited Partner, in its capacity as such, shall be subject to the following limitations:

              (1) No Limited Partner shall act as an employee of the Partnership if the functions of such Limited Partner, directly or indirectly, relate to any cable television system or other media enterprise owned or operated by the Partnership or any Subsidiary;

              (2) No Limited Partner shall serve, in any material capacity, as an independent contractor or agent with respect to any cable television system or other media enterprise owned or operated by the Partnership or any Subsidiary;

              (3) No Limited Partner shall communicate with any Person that holds any license, permit, or authorization issued by the FCC and in which the Partnership holds an interest, or with the Managing Partner, on matters pertaining to the day-to-day operations of any cable television system or other media enterprise owned or operated by the Partnership or such Person, and no Limited Partner shall be entitled to vote on such matters;

              (4) No Limited Partner shall vote on the removal of, or otherwise have the power to remove, any General Partner;

              (5) No Limited Partner shall perform any services for the Partnership materially related to any cable television system or other media enterprise owned or operated by the Partnership or any Subsidiary; and

              (6) No Limited Partner shall become actively involved in the management or operation of any cable television system or other media enterprise owned or operated by the Partnership or any Subsidiary.

         (b) Section 7.6(a) shall not apply to:

              (1) any Limited Partner that is also a General Partner or to any Limited Partner that is an Affiliate of the Managing Partner; or

              (2) any Limited Partner with respect to any media enterprise owned or operated by the Partnership or any Subsidiary or to any Person that holds any license, permit, or authorization issued by the FCC if (A) the Partnership or Subsidiary acquired its interest in such media enterprise or such Person after the date of this Agreement and (B) such Limited Partner owned an interest in such media enterprise or such Person at the time the Partnership or Subsidiary acquired its interest in such media enterprise or such Person and was permitted to engage in the activities otherwise prohibited by Section 7.6(a) at the time of such acquisition.

         (c) Section 7.6(a) shall apply to TCI if this Agreement has been amended pursuant to Section 12.4(b)(4) to convert the Partnership Interest of TCI to that of a Limited Partner.

                                   ARTICLE 8

                        WITHDRAWAL OF A GENERAL PARTNER

    8.1 Withdrawal.
        -----------

    The Managing Partner may retire or withdraw from the Partnership only with the approval of TCI. For purposes of this Agreement, the term "withdrawal" means the happening of any event described in Section 15642 of the Act (other than subsections (c) and (d) thereof). If the Managing Partner withdraws, the Partnership shall dissolve in accordance with the provisions of Article 13, unless, within six months after the withdrawal of the Managing Partner,

         (a) if there is at least one General Partner remaining, a majority in interest of the remaining General Partners (as determined in accordance with Section 15681(c) of the Act) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the withdrawal of the Managing Partner, of a General Partner to be successor managing partner, or

         (b) if there is not at least one General Partner remaining, a majority in interest of the Limited Partners (as determined in accordance with Section 15681(c) of the Act) agree in writing to continue the business of the Partnership pursuant to the terms and provisions of this Agreement, to the admission of at least one General Partner, and to the appointment, effective as of the date of the withdrawal of the Managing Partner, of a General Partner to be successor managing partner.

    8.2 Effect of Withdrawal of Managing Partner.
        -----------------------------------------

    If the Partnership is continued pursuant to Section 8.1 following the withdrawal of the Managing Partner, then the Partnership Interest of the Managing Partner shall be converted to that of a Limited Partner. The withdrawal of the Managing Partner shall not alter the allocations and distributions to be made to the Partners pursuant to this Agreement.

    8.3 No Dissolution.
        ---------------

    The withdrawal of a General Partner other than the Managing Partner shall not cause the dissolution of the Partnership or alter the allocations and distributions to be made to the Partners pursuant to this Agreement.

                                   ARTICLE 9

                      ASSIGNMENT OF PARTNERSHIP INTERESTS

    9.1 Assignments by Managing Partner.
        --------------------------------

    Except as provided in Section 9.3, the Managing Partner shall not assign, convey, sell, transfer, encumber, or in any way alienate all or any part of its interest in the Partnership without the approval of TCI.

    9.2 Assignments by Other Partners.
        ------------------------------

    Except as provided in Section 9.3, a Partner may not assign (whether by sale, exchange, gift, contribution, distribution, or other transfer, including a pledge or other assignment for security purposes) all or any part of its Partnership Interest without first obtaining the prior written consent of the Managing Partner. Notwithstanding the consent of the Managing Partner to any assignment by a Partner of all or any part of its Partnership Interest, the rights of any Assignee shall be subject at all times to the limitations set forth in Section 9.4.

    9.3 Exceptions.
        -----------

    The provisions of Section 9.1 and Section 9.2 shall not apply and no consent of the Managing Partner or TCI, as applicable, shall be required for:

         (a) an assignment of Partnership Interests pursuant to Article 10;

         (b) an assignment by a Partner or an Assignee of a Partner to any Person that, directly or indirectly, through the ownership of Voting Stock, controls, is controlled by, or is commonly controlled with such Partner; PROVIDED, HOWEVER, that the Assignee shall immediately execute all documents reasonably required by the Managing Partner (1) to cause the Partnership Interests so acquired by the Assignee to become immediately subject to all of the terms and conditions of this Agreement, and (2) to establish that the Assignee is an Accredited Investor;

         (c) the assignment by FHGLP of Partnership Interests to certain partners of FHGLP and the purchase of those Partnership Interests by TCI pursuant to the Contribution Agreement, which will occur immediately following the Partners' Capital Contributions at Closing;

         (d) any pledge of Partnership Interests pursuant to Section 9.12 or the assignment of Partnership Interests upon the exercise by any secured party of any rights granted to it under a pledge agreement entered into pursuant to
Section 9.12; or

         (e) an assignment of the Managing Partner's Partnership Interest to a corporate successor to FHGLP in connection with the conversion of FHGLP to a corporation or the consummation of another appropriate transaction, including the formation of a corporate holding company, in the manner contemplated by
Article 10 of the FHGLP Partnership Agreement, so long as, after such transaction, Falcon Holding Group, Inc. would have the power to take all material actions with respect to the corporate successor to FHGLP that it is entitled to or required to take under the partnership agreement of FHGLP in its capacity as general partner of FHGLP.

    9.4 Assignee.
        ---------

    If the provisions of this Article 9 have been complied with, an Assignee shall be entitled to receive distributions of cash or other property, and allocations of Net Profit and Net Loss and of items of income, deduction, gain, loss, or credit, from the Partnership attributable to the assigned Partnership Interests from and after the effective date of the assignment, and shall have the right to receive a copy of the quarterly and annual financial statements required herein to be provided the Partners, but an Assignee shall have no other rights of a Partner herein, such as rights to any other information, an accounting, inspection of books or records, or voting as a Partner on matters required by law, unless and until such Assignee is admitted as a substitute Partner pursuant to the provisions of Section 9.9. The Partnership and the Managing Partner shall be entitled to treat the assignor as the absolute owner of the Partnership Interests in all respects, and shall incur no liability for distributions, allocations of Net Profit or Net Loss, or transmittal of reports and notices required to be given to Partners that are made in good faith to the assignor until the effective date of the assignment, or, in the case of the transmittal of reports (other than the financial statements referred to above) or notices, until the Assignee is so admitted as a substitute Partner. The effective date of an assignment shall be the first day of the calendar month following the month in which the Managing Partner has received an executed instrument of assignment in compliance with this Article 9 or the first day of a later month if specified in the executed instrument of assignment. The Assignee shall be deemed an Assignee on the effective date, and shall be only entitled to distributions and allocations of Net Profit and Net Loss attributable to the period beginning on the effective date of assignment. The Partnership shall attribute Net Profit and Net Loss to the period before the effective date of assignment and to the period beginning on the effective date of assignment by the closing of the books method. Each Assignee will inherit the balance of the Capital Account, as of the effective date of assignment, of the assignor with respect to the Partnership Interests assigned.

    9.5 Other Consents and Requirements.
        --------------------------------

    Any assignment of any Partnership Interests in the Partnership must be in compliance with any requirements imposed by any state securities administrator having jurisdiction over the assignment and the United States Securities and Exchange Commission and must not cause the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

    9.6 Assignment Not In Compliance.
        -----------------------------

    Any assignment in contravention of any of the provisions of this Article 9 shall be void and of no effect, and shall neither bind nor be recognized by the Partnership.

    9.7 Tax Elections.
        --------------

    The Managing Partner will make an election under Code Section 754 to adjust the basis of the Partnership's assets in connection with the assignment by FHGLP of Partnership Interests to certain partners of FHGLP and the purchase of those Partnership Interests by TCI pursuant to the Contribution Agreement.

    9.8 Division of Partnership Interests.
        ----------------------------------

    The several rights and obligations inherent in the Capital Account, Percentage Interest, and Partnership Units attributable to a Partner's Partnership Interest are indivisible except in equal proportions, such that the assignment of a specified percentage of a Partner's Partnership Interest may only represent an equal percentage of the total Capital Account, Percentage Interest, and Partnership Units that were attributable to such Partner's Partnership Interest prior to the assignment; PROVIDED, HOWEVER, that the several rights and obligations attributable to all or part of a Partnership Interest may be further divided between those rights that may be exercised by an Assignee subject to Section 9.4 and all other rights and obligations, which may be retained by the assignor. For purposes of applying this Section 9.8, the Partnership Interest of FHGLP as the General Partner and the Partnership Interest of FHGLP as a Limited Partner are separate and distinct Partnership Interests, and all or part of either such Partnership Interest may be assigned independently of the other Partnership Interest (subject to the other provisions of this Agreement).

    9.9 Substitute Partners.
        --------------------

    An Assignee may not become a substitute Partner unless all of the following conditions are first satisfied:

         (a) A duly executed and acknowledged written instrument of assignment shall have been filed with the Partnership, specifying the Partnership Interests being assigned and setting forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substitute Partner;

         (b) The Assignee shall be an Accredited Investor;

         (c) The assignor and Assignee shall have executed and acknowledged any other instruments that the Managing Partner deems necessary or desirable for substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement and shall have executed, acknowledged, and delivered to the Managing Partner a special power of attorney as provided in Section 18.5(b);

         (d) Except in the case of an assignment permitted by Section 9.3, the Managing Partner shall have consented in writing to the admission of the Assignee as a substitute Partner, the granting of which may be withheld by the Managing Partner in its sole and absolute discretion;

         (e) The Assignee shall have paid to the Partnership a transfer fee sufficient to cover all reasonable expenses connected with the substitution; and

         (f) The assignment to the Assignee shall have complied with the other provisions of this Article 9.

    9.10 Consent.
         --------

    Each Partner consents to the admission of substitute Partners by the Managing Partner and to any Assignee of its Partnership Interests becoming a substituted Partner in accordance with the terms and conditions of this Agreement.

    9.11 Covenant and Representation of TCI Communications, Inc.
         -------------------------------------------------------

    By executing this Agreement, TCI Communications, Inc., a Delaware corporation,

         (a) agrees that, prior to the seventh anniversary of the Closing, it will not cause or permit to occur any transaction or series of transactions (other than an assignment of the Partnership Interest of TCI that is permitted by Article 10) if, after giving effect to such transaction or series of transactions, it (or any successor to it that owns, directly or indirectly, substantially all the cable television systems owned, directly or indirectly, by TCI Communications prior to such transaction or series of transactions) would not own, directly or indirectly, more than fifty percent of the outstanding equity interests in TCI or would not directly or indirectly control TCI; and

         (b) represents and warrants to FHGLP and the Partnership that it owns, directly or indirectly, (1) all of the outstanding equity interests in TCI and
(2) substantially all the cable television systems in the United States or interests in cable television systems in the United States that are owned, directly or indirectly, by Tele-Communications, Inc. or any of its Affiliates.

    9.12 Pledge of Partnership Interests.
         --------------------------------

    At the request of the Managing Partner, each Partner agrees to pledge its Partnership Interest to secure any Indebtedness of the Partnership that is permitted under this Agreement, on terms determined by the Managing Partner, so long as all Partners are required to pledge their Partnership Interests and the terms of the pledge do not impose any personal liability on any

Partner. In negotiating the terms of any such pledge, the Managing Partner will request that the secured party agree to enforce its rights against the Partnership Interests of the Partners proportionately (based on the number of Partnership Units assigned to the Partnership Interest of each Partner). If the secured party under any such pledge enforces its rights against the Partnership Interests of the Partners other than proportionately, the Partners will afford each other such rights of contribution and indemnity as are necessary to cause all liabilities, losses, and damages suffered by the Partners as a result of the exercise by the secured party of its rights under such pledge to be borne by the Partners proportionately.

    9.13 Effect of Purchase of Partnership Interests in FHGLP.
         -----------------------------------------------------

         (a) If the Partnership purchases any partnership interests in FHGLP pursuant to Article 9 of the FHGLP Partnership Agreement, then, immediately after such purchase, the Partnership shall distribute all of the partnership interests in FHGLP purchased by the Partnership to FHGLP in redemption of a portion of FHGLP's Partnership Interest. The partnership interests in FHGLP distributed to FHGLP pursuant to this Section 9.13(a) shall be deemed to have a net fair market value equal to the purchase price paid by the Partnership for such partnership interests, as determined in accordance with Section 9.2(e) of the FHGLP Partnership Agreement, and the percentage of FHGLP's Partnership Interest redeemed pursuant to this Section 9.13(a) shall equal the quotient obtained by dividing the purchase price paid by the Partnership for such partnership interests, as determined in accordance with Section 9.2(e) of the FHGLP Partnership Agreement, by the net fair market value of FHGLP's Partnership Interest, determined in accordance with the following provisions:

              (1) For purposes of determining the net fair market value of FHGLP's Partnership Interest, the "FHGLP Liquidation Amount" of each of the three appraisers retained pursuant to Article 9 of the FHGLP Partnership Agreement shall equal the amount that would be distributed to FHGLP in liquidation of the Partnership, as determined under Section 9.2(e) of the FHGLP Partnership Agreement for purposes of calculating such appraiser's Appraised Liquidation Value (as defined in Section 9.2(e)(1) of the FHGLP Partnership Agreement).

              (2) Except as provided in Section 9.13(a)(3), the net fair market value of FHGLP's Partnership Interest shall be the average of the two closest of the FHGLP Liquidation Amounts of the three appraisers retained pursuant to
Article 9 of the FHGLP Partnership Agreement.

              (3) If the difference between the highest of the three FHGLP Liquidation Amounts and the middle of the three FHGLP Liquidation Amounts is equal to the difference between the lowest of the three FHGLP Liquidation Amounts and the middle of the three FHGLP Liquidation Amounts, then the net fair market value of FHGLP's Partnership Interest shall be the middle FHGLP Liquidation Amount.

         (b) Upon the redemption of a portion of FHGLP's Partnership Interest pursuant to Section 9.13(a), the number of Partnership Units assigned to its Partnership Interest shall be reduced by the product of (1) the number of Partnership Units assigned to its Partnership Interest prior to such redemption times (2) the percentage of FHGLP's Partnership Interest being redeemed, as provided in Section 9.13(a).

         (c) If the redemption of a portion of FHGLP's Partnership Interest pursuant to Section 9.13(a) would change the ownership of the Partnership such that TCI would be required to consolidate its financial statements and those of the Partnership for financial reporting purposes, then, at TCI's request, the Partners will use commercially reasonable efforts to create and implement an alternative structure for the purchase of partnership interests in FHGLP pursuant to Article 9 of the FHGLP Partnership Agreement and the distribution of such partnership interests to FHGLP that would prevent such consolidation.

    9.14 Impact of Code Section 708.
         ---------------------------

         (a) If the assignment by a Partner of all or part of its Partnership Interest results in the termination of the Partnership within the meaning of Code Section 708, the Partner causing such termination (as determined in accordance with this Section 9.14) will indemnify the other Partner for any additional income tax paid by such other Partner as a result of such termination (including income tax attributable to Code Section 704(c) allocations), whether required to be paid in or for the taxable year in which such termination occurs or in or for any subsequent taxable year, as offset by any income tax savings to be realized by the other Partner as a result of such termination (including income tax savings attributable to Code Section 704(c) allocations), whether realized in or for the taxable year in which such termination occurs or in or for any subsequent taxable year. Except as provided in Section 9.14(b), the Partner whose assignment of all or part of its Partnership Interest resulted in the termination of the Partnership within the meaning of Code Section 708 shall be treated as the Partner causing such termination for purposes of Section 9.14(a).

         (b) If a Partner desires to assign all or part of its Partnership Interest in a transaction that, if consummated at one time, would result in the termination of the Partnership within the meaning of Code Section 708, such Partner may elect (1) to assign immediately as much of its Partnership Interest as may then be assigned without resulting in the termination of the Partnership within the meaning of Code Section 708 and (2) to assign the remaining portion of its Partnership Interest that it desires to assign as soon thereafter as such subsequent assignment would not result in the termination of the Partnership within the meaning of Code Section 708. If a Partner notifies the other Partner that it has elected to assign all or part of its Partnership Interest in accordance with this Section 9.14(b), specifying in its notice the portion of its Partnership Interest to be assigned immediately in accordance with clause
(1) of the preceding sentence and the portion of its Partnership Interest to be assigned subsequently in accordance with clause (2) of the preceding sentence (the assignment of such portion, the "Deferred Assignment"), then, if the other Partner assigns all or any part of its Partnership Interest prior to the Deferred

Assignment by the notifying Partner and the Deferred Assignment therefore results in the termination of the Partnership within the meaning of Code Section 708, the other Partner and not the notifying partner shall be treated as the Partner causing such termination for purposes of Section 9.14(a).

                                   ARTICLE 10

                                BUY/SELL RIGHTS

    10.1 Commencement of Buy/Sell Process.
         ---------------------------------

         (a) At any time after the seventh anniversary of the Closing (subject to Section 10.1(b)), either TCI or FHGLP may elect to commence the process described in this Article 10 by sending written notice (the "Offer") of its election to the Responding Partner, offering to sell to the Responding Partner or, at the Responding Partner's election, to the Partnership, all, but not less than all, of the Offering Partner's Partnership Interest for a price per Partnership Unit which shall be specified by the Offering Partner in the Offer (the "Unit Price") and otherwise on the terms and subject to the conditions set forth in this Article 10. The Offer shall also specify the Offering Partner's estimate of the price at which the Partnership and each Subsidiary could sell each regional cluster of cable television systems owned by the Partnership and each Subsidiary, each other separate business owned by the Partnership and each Subsidiary, and each other asset (such as equity interests in a Person that is not a Subsidiary) or group of assets owned by the Partnership and each Subsidiary (each such regional cluster, other business, or other asset or group of assets, a "Business Asset," and such estimate, with respect to each Business Asset, the "Target Price") in liquidating sales pursuant to Article 13, and the Unit Price specified by the Offering Partner shall equal the Offering Partner's good faith estimate, based on the most recent financial information of the Partnership and the Subsidiaries, of the amount that would be distributed to the Partners in liquidation of the Partnership, per Partnership Unit, if (1) all of the assets of the Partnership and each Subsidiary were sold for the sum of the Target Prices specified by the Offering Partner, without reduction for filing fees, transfer taxes, recordation taxes, sales taxes, document stamps, other charges levied by any governmental entity, attorneys' and accountants' fees and expenses, and other transaction costs of any nature that would be incurred in connection with any such sale, (2) Net Profit and Net Loss and items specially allocated in accordance with Section 4.3, including any gain or loss resulting from the liquidating sales described in clause (1), were allocated in accordance with Article 4, and corresponding allocations were made under the partnership agreement or other governing instrument of each Subsidiary, (3) the Partnership and each Subsidiary paid its accrued, but unpaid, liabilities (which shall not in any event include any prepayment premiums or penalties or other similar costs attributable to the payment of any such liabilities), and (4) each Subsidiary distributed the remaining proceeds received by it (without establishing reserves for contingent or unknown liabilities) to its equity owners in liquidation in accordance with its partnership agreement or other governing instrument and the Partnership distributed the remaining proceeds received by it (without establishing reserves for contingent or unknown liabilities) to the Partners in liquidation.

         (b) A Partner may not elect to commence the process described in this
Article 10, (1) at any time after an election by FHGLP pursuant to Section 11.1(a) unless TCI reasonably declined pursuant to Section 11.1(a) to approve the Incorporation following such election or (2) at any time following the delivery of an Offer pursuant to Section 10.1(a) and prior to such time, if any, that (A) the Offering Partner and the Responding Partner agree to abandon the purchase and sale of Partnership Interests pursuant to such Offer or, if applicable, the liquidation and dissolution of the Partnership as a result of any election made by the Offering Partner pursuant to Section 10.3(a), or (B) the Offering Partner or the Responding Partner elects pursuant to Section 10.8(a), Section 10.8(b), or Section 10.8(c) to terminate the purchase and sale of Partnership Interests pursuant to such Offer or pursuant to a subsequent election pursuant to Section 10.4(a) or Section 10.5(a)(1).

         (c) The purchase and sale of Partnership Interests pursuant to this
Article 10 may be abandoned at any time following the delivery of an Offer pursuant to Section 10.1(a) and prior to the closing thereof by agreement between the Offering Partner and the Responding Partner.

    10.2 Election by Responding Partner.
         -------------------------------

    The Responding Partner may accept the Offering Partner's offer to sell the Offering Partner's Partnership Interest, as set forth in the Offer, by sending written notice (the "Acceptance") of its acceptance of such offer to the Offering Partner within thirty Business Days after its receipt of the Offer. The Acceptance shall specify whether the Responding Partner elects that the Partnership purchase the Offering Partner's Partnership Interest; PROVIDED, HOWEVER, that the Responding Partner may not elect pursuant to Section 10.1(a) to require that the Partnership (rather than the Responding Partner) purchase the Offering Partner's Partnership Interest if a purchase of the Offering Partner's Partnership Interest by the Partnership would require any waiver, consent, or approval of any holder of any Indebtedness of the Partnership or any Subsidiary or would require any other waiver, consent, or approval of any Person that could impede or materially delay the closing of the purchase and sale of the Offering Partner's Partnership Interest. Upon the timely delivery of the Acceptance, the Offering Partner shall be obligated to sell and the Responding Partner (or the Partnership, if the Responding Partner properly so elected in its Acceptance) shall be obligated to purchase, in accordance with this Article 10, all of the Offering Partner's Partnership Interest. If the Responding Partner fails to send the Acceptance to the Offering Partner within thirty Business Days after its receipt of the Offer, the Responding Partner shall be deemed to have rejected the Offering Partner's offer.

    10.3 Offering Partner's Option to Liquidate.
         ---------------------------------------

         (a) If the Responding Partner rejects or is deemed to reject the Offering Partner's offer to sell all of the Offering Partner's Partnership Interest, the Offering Partner may elect to cause the Partnership to be liquidated and dissolved in accordance with Article 13, including the provisions of Section 13.3. The Offering Partner shall make an election to cause the Partnership to be liquidated and dissolved pursuant to this Section 10.3(a) by delivering written notice of its election to the Responding Partner within ten Business Days after the deadline specified in
Section 10.2 for the Responding Partner's acceptance of the Offering Partner's offer.

         (b) The Offering Partner and the Responding Partner may agree at any time to abandon the liquidation and dissolution of the Partnership as a result of any election made by the Offering Partner pursuant to Section 10.3(a).

         (c) Upon the commencement of the liquidation and dissolution of the Partnership pursuant to any election made pursuant to Section 10.3(a) or Section 10.5(a)(2), all rights and obligations of the Partners with respect to the purchase and sale of their Partnership Interests shall terminate (until such time, if any, as the Offering Partner and the Responding Partner agree to abandon the liquidation and dissolution of the Partnership as a result of any such election), and neither Partner shall have any further obligation to the other Partner with respect to the purchase and sale of its Partnership Interest (except in the case of a subsequent election by the Responding Partner pursuant to Section 10.4(a)). If the Partnership is liquidated, each Partner shall be entitled to receive with respect to its Partnership Interest only such cash and property distributions as shall be provided for in Article 13, regardless of whether such amount is less than the Unit Price or the Unit Liquidation Amount.

    10.4 Responding Partner's Option to Purchase During Liquidation.
         -----------------------------------------------------------

         (a) If the Offering Partner elects pursuant to Section 10.3(a) to cause the Partnership to be liquidated and dissolved and, following receipt of all Liquidating Sale Offers solicited by the Offering Partner pursuant to Section 13.3(a) and the completion of any appraisals required by Section 13.3(b)(1), the aggregate Liquidation Value for all the assets of the Partnership and each Subsidiary (as determined under Section 13.3(b)(2)) is less than the aggregate Target Prices for all the assets of the Partnership and each Subsidiary, then the Responding Partner may elect to purchase or to require that the Partnership purchase all, but not less than all, of the Partnership Interest of the Offering Partner for a price per Partnership Unit equal to the Unit Liquidation Amount and otherwise on the terms and subject to the conditions set forth in this
Article 10. Promptly following the completion of the solicitation of Liquidating Sale Offers by the Offering Partner pursuant to Section 13.3(a) and any appraisals required by Section 13.3(b)(1), if the aggregate Liquidation Value for all the assets of the Partnership and each Subsidiary is less than the aggregate Target Prices for all the assets of the Partnership and each Subsidiary, the Offering Partner shall so notify the Responding Partner in writing.

         (b) The Responding Partner may make an election pursuant to Section 10.4(a) by delivering written notice of its election to the Offering Partner within twenty Business Days after its receipt of the Offering Partner's notice pursuant to Section 10.4(a). The notice shall specify whether the Responding Partner elects that the Partnership purchase the Offering Partner's Partnership Interest; PROVIDED, HOWEVER, that the Responding Partner may not elect pursuant to

Section 10.4(a) to require that the Partnership (rather than the Responding Partner) purchase the Offering Partner's Partnership Interest if the purchase of the Offering Partner's Partnership Interest by the Partnership could be impeded or materially delayed as a result of any required waiver, consent, or approval of any holder of any Indebtedness of the Partnership or any Subsidiary, or any other required waiver, consent, or approval of any Person, that either would not be required or would be more expeditiously obtained if the Offering Partner's Partnership Interest were purchased by the Responding Partner. Upon the timely delivery of such notice to the Offering Partner, the Offering Partner shall be obligated to sell and the Responding Partner (or the Partnership, if the Responding Partner properly so elected in its notice) shall be obligated to purchase, in accordance with this Article 10, all of the Offering Partner's Partnership Interest.

         (c) If, following receipt of all Liquidating Sale Offers solicited by the Offering Partner pursuant to Section 13.3(a) and the completion of any appraisals required by Section 13.3(b)(1), either (1) the aggregate Liquidation Value for all the assets of the Partnership and each Subsidiary (as determined under Section 13.3(b)(2)) is not less than the aggregate Target Prices for all the assets of the Partnership and each Subsidiary or (2) the Responding Partner did not make an election pursuant to Section 10.4(a) within twenty Business Days after its receipt of the Offering Partner's notice pursuant to Section 10.4(a), the Responding Partner shall have no right to purchase the Partnership Interest of the Offering Partner and the Offering Partner may cause the Partnership to accept the most favorable Liquidating Sale Offers and shall otherwise cause the Partnership to be liquidated and dissolved in accordance with Article 13 (except as the Offering Partner and the Responding Partner may otherwise agree).

    10.5 Default by Responding Partner.
         ------------------------------

         (a) If the Responding Partner elects to purchase all of the Offering Partner's Partnership Interest under either Section 10.2 or Section 10.4(a), and the Responding Partner defaults in its obligation to purchase the Offering Partner's Partnership Interest on the date specified in Section 10.7(a) for the closing of the purchase and sale of the Offering Partner's Partnership Interest, then the Offering Partner may elect either:

              (1) to purchase or to require that the Partnership purchase all, but not less than all, of the Partnership Interest of the Responding Partner for a price per Partnership Unit equal to 95% of the Unit Price and otherwise on the terms and subject to the conditions set forth in this Article 10; or

              (2) to cause the Partnership to be liquidated and dissolved in accordance with Article 13.

         (b) The two options that may be elected by the Offering Partner pursuant to Section 10.5(a) are exclusive of each other but are not exclusive of any other right or remedy that may be available to the Offering Partner at law or equity as a result of the Responding Partner's default.

         (c) The Offering Partner may make an election pursuant to Section 10.5(a) by delivering written notice of its election to the Responding Partner at any time after the date specified in Section 10.7(a) for the closing of the purchase and sale of the Offering Partner's Partnership Interest and prior to such time, if any, as the Responding Partner stands ready, willing, and able to purchase the Offering Partner's Partnership Interest in accordance with this
Article 10. The notice shall specify whether the Offering Partner elects that the Partnership purchase the Responding Partner's Partnership Interest. If the Offering Partner makes a timely election pursuant to Section 10.5(a)(1), the Responding Partner shall be obligated to sell and the Offering Partner (or the Partnership, if the Offering Partner so elected in its notice) shall be obligated to purchase, in accordance with this Article 10, all of the Responding Partner's Partnership Interest.

    10.6 Removal of FHGLP.
         -----------------

         (a) The provisions of this Section 10.6 shall apply if:

              (1) a court of competent jurisdiction sitting in Los Angeles County, California, finds that FHGLP has engaged in conduct while acting as Managing Partner that constitutes either fraud against the Partnership or TCI or a felony involving moral turpitude and that such conduct has resulted in material harm to the Partnership or TCI, and

              (2) the finding described in Section 10.6(a) has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and is not the subject of any pending request for judicial review, reconsideration, appeal, or stay, and

              (3) the time for filing any further request for judicial review, reconsideration, appeal, or stay of the finding described in Section 10.6(a) has expired.

         (b) If each of the conditions specified in Section 10.6(a) is satisfied, then TCI may elect to commence the appraisal procedure described in this Section 10.6(b) by sending written notice of its election to FHGLP within ten Business Days after the condition specified in Section 10.6(a)(3) is satisfied. TCI's notice shall designate one appraiser (the "TCI Appraiser") to determine the fair market value of each Business Asset. Within ten Business Days after its receipt of such notice, FHGLP shall send a written notice to TCI designating a second appraiser (the "FHGLP Appraiser") to determine the fair market value of each Business Asset. Within ten Business Days after TCI's receipt of such notice, the TCI Appraiser and the FHGLP Appraiser shall jointly designate a third appraiser (the "Third Appraiser") to determine the fair market value of each Business Asset. Each appraiser designated pursuant to this Section 10.6(b) shall determine the fair market value of each Business Asset in accordance with the provisions of Section 13.3(b)(1). In determining the fair market value of each Business Asset, each appraiser shall also take into account the potential public market value of equity interests in a Person owning the Business Assets. The provisions of Section 13.3(b)(1) regarding the qualifications of appraisers shall apply to each appraiser designated pursuant to this Section 10.6(b). The fees and expenses of any appraiser designated pursuant to this Section 10.6(b) shall be borne by the Partnership.

         (c) Within ten Business Days after the completion of the last of the appraisals to be conducted pursuant to Section 10.6(b), the Third Appraiser will estimate the purchase price per Partnership Unit for FHGLP's Partnership Interest (determined in accordance with Section 10.6(e)) and shall send TCI and FHGLP a written notice specifying its estimate of the fair market value of FHGLP's Partnership Interest.

         (d) TCI may elect to purchase all of the Partnership Interest of FHGLP, and, upon the consummation of such purchase, to remove FHGLP as a Partner, by delivering written notice of its election to FHGLP within ten Business Days after its receipt of the notice from the Third Appraiser pursuant to Section 10.6(c). Upon the timely delivery of such notice to FHGLP, FHGLP shall be obligated to sell and TCI shall be obligated to purchase, in accordance with this Article 10, all of FHGLP's Partnership Interest.

         (e) The purchase price for FHGLP's Partnership Interest shall be the price per Partnership Unit determined in accordance with this Section 10.6(e). For purposes of determining the purchase price for FHGLP's Partnership Interest, the "Appraised Liquidation Amount" of each appraiser shall be the Unit Liquidation Amount, calculated as if the determination by such appraiser of the fair market value of each Business Asset were the Liquidation Value of such Business Asset.

              (1) Except as provided in Section 10.6(e)(2), the purchase price per Partnership Unit for FHGLP's Partnership Interest shall be the average of the two closest of the Appraised Liquidation Amount of the TCI Appraiser, the Appraised Liquidation Amount of the FHGLP Appraiser, and the Appraised Liquidation Amount of the Third Appraiser.

              (2) If the difference between the highest of the three Appraised Liquidation Amounts and the middle of the three Appraised Liquidation Amounts is equal to the difference between the lowest of the three Appraised Liquidation Amounts and the middle of the three Appraised Liquidation Amounts, then the purchase price per Partnership Unit for FHGLP's Partnership Interest shall be the middle Appraised Liquidation Amount.

         (f) The rights of TCI under this Section 10.6 are in addition to any other rights and remedies available to TCI at law or equity as a result of any conduct by FHGLP described in Section 10.6(a).

   10.7 General Terms Applicable to Purchase and Sale of Partnership Interests.
        -----------------------------------------------------------------------

         (a) The closing of the purchase and sale of a Partner's Partnership Interest in accordance with this Article 10 shall occur not later than (1) if no governmental consents or approvals are required in connection with the sale of the selling Partner's Partnership Interest, ninety days after the Offering Partner's receipt of the Responding Partner's election pursuant to Section 10.2 or Section 10.4(a), the Responding Partner's receipt of the Offering Partner's election pursuant to Section 10.5(a)(1), or TCI's election pursuant to Section 10.6(d), whichever is applicable, or (2) in all other cases, the later of thirty days after the receipt of all governmental consents and approvals required in connection with the sale of the selling Partner's Partnership Interest or the date specified in clause (1).

         (b) The closing of the purchase and sale of the selling Partner's Partnership Interest in accordance with this Article 10 shall take place at the principal office of the Partnership or at any other location agreed to by FHGLP and TCI.

         (c) At the closing of any purchase and sale of the selling Partner's Partnership Interest pursuant to this Article 10, the purchasing Partner shall pay or cause to be paid to the selling Partner, by cash or other immediately available funds or any other form of consideration mutually agreed to by the selling Partner and the purchasing Partner, the purchase price for the Partnership Interest being purchased and the selling Partner shall deliver to the purchasing Partner (or its permitted assignee) good title, free and clear of any liens (other than those created by this Agreement and those securing financing obtained by the Partnership or any Subsidiary), to the Partnership Interest being sold.

         (d) The Partnership shall bear all costs relating to any purchase and sale of a Partner's Partnership Interest pursuant to this Article 10, including attorneys' fees and filing fees, but excluding taxes measured on the amount of income, gain, or proceeds realized by the selling Partner or any governmental charges imposed in lieu of such taxes.

         (e) If either Partner elects in accordance with this Article 10 that the Partnership purchase the other Partner's Partnership Interest, the electing Partner shall guaranty the performance by the Partnership of its obligation to purchase the other Partner's Partnership Interest.

         (f) The Partners will cooperate in good faith and use their respective commercially reasonable efforts to obtain as quickly as practicable all governmental consents and approvals required in connection with the purchase and sale of a Partner's Partnership Interest pursuant to this Article 10.

    10.8 Termination of Purchase and Sale.
         ---------------------------------

         (a) The Offering Partner or the Responding Partner may elect to terminate the purchase and sale of Partnership Interests pursuant to any Offer if the closing thereof has not occurred within eighteen months after the Offering Partner's delivery of such Offer, except that a Partner may not elect to terminate the purchase and sale of Partnership Interests pursuant to any Offer if the failure of the closing of such purchase and sale to occur within eighteen months after the delivery of such Offer was a result of the failure of such Partner to act in good faith or of any breach by such Partner of its covenants or other obligations in this Agreement.

         (b) If the Responding Partner makes a timely election pursuant to
Section 10.4(a) to purchase or to require that the Partnership purchase the Partnership Interest of the Offering Partner, the Offering Partner or the Responding Partner may elect to terminate such purchase and sale if the closing thereof has not occurred within eighteen months after the Responding Partner's election, except that a Partner may not elect to terminate the purchase and sale of Partnership Interests pursuant to any such election if the failure of the closing of such purchase and sale to occur within eighteen months after of such election was a result of the failure of such Partner to act in good faith or of any breach by such Partner of its covenants or other obligations in this Agreement.

         (c) If the Offering Partner makes a timely election pursuant to Section 10.5(a)(1) to purchase or to require that the Partnership purchase the Partnership Interest of the Responding Partner, the Offering Partner may elect to terminate such purchase and sale if the closing thereof has not occurred within eighteen months after the Offering Partner's election, except that the Offering Partner may not elect to terminate such purchase and sale of Partnership Interests if the failure of the closing of such purchase and sale to occur within eighteen months after the Offering Partner's election was a result of the failure of the Offering Partner to act in good faith or of any breach by the Offering Partner of its covenants or other obligations in this Agreement.

    10.9 Restructuring of Transactions.
         ------------------------------

    Commencing with the delivery of an Offer pursuant to Section 10.1(a), the Partners will use commercially reasonable efforts for a reasonable period (not to exceed sixty days) to structure any purchase and sale of Partnership Interests pursuant to this Article 10 in a manner that minimizes negative tax consequences to the Partners and the Partnership to the extent doing so would not materially adversely affect either Partner (except to the extent such Partner is adequately compensated by the other Partner for such adverse effect); PROVIDED, HOWEVER, that nothing in this Section 10.9 shall affect the respective rights and obligations of the Partners if, within such reasonable period, the Partners are unable to agree on such a structure. The delivery of an Acceptance pursuant to Section 10.2 shall not terminate or otherwise limit the obligations of the Partners under this Section 10.9 with respect to the structuring of a purchase and sale of Partnership Interests pursuant to this Article 10, but the subsequent failure of the Partners to agree on a structure shall not impair the validity of any such Acceptance.

    10.10 Purchase and Sale of Interests Held by Falcon Holding Group, Inc.
          -----------------------------------------------------------------

         (a) If TCI or the Partnership is required to purchase the Partnership Interest of FHGLP pursuant to this Article 10 (including Section 10.6), then, concurrently with the purchase and sale of FHGLP's Partnership Interest, (1) TCI or the Partnership, as applicable, shall purchase, and Falcon Holding Group, Inc. shall sell to TCI or the Partnership, as applicable, all of Falcon Holding Group, Inc.'s partnership interests in each of the Investors Partnerships, and (2) TCI or the Partnership, as applicable, shall purchase, and the Falcon Cable Trust shall sell to TCI or the Partnership, as applicable, all of the Falcon Cable Trust's partnership interest in Falcon Video Communications Investors, L.P.

         (b) The purchase price for the purchase and sale of Falcon Holding Group, Inc.'s partnership interests in each of the Investors Partnerships shall be the price per Partnership Unit paid to FHGLP for its Partnership Interest multiplied by the product of 100,000 times a fraction the numerator of which is the aggregate net fair market value of Falcon Holding Group, Inc.'s partnership interests in each of the Investors Partnerships (determined as provided below) and the denominator of which is the net fair market value of all Capital Contributions being made by both Partners pursuant to the Contribution Agreement, with such net fair market values being determined in the manner specified in Section 3.5(a). The purchase price for the purchase and sale of the Falcon Cable Trust's partnership interest in Falcon Video Communications Investors, L.P. shall be the price per Partnership Unit paid to FHGLP for its Partnership Interest multiplied by the product of 100,000 times a fraction the numerator of which is the net fair market value of the Falcon Cable Trust's partnership interest in Falcon Video Communications Investors, L.P. (determined as provided below) and the denominator of which is the net fair market value of all Capital Contributions being made by both Partners pursuant to the Contribution Agreement, with such net fair market values being determined in the manner specified in Section 3.5(a). The net fair market value of Falcon Holding Group, Inc.'s partnership interest in any Investors Partnership shall be the percentage ownership interest in such Investors Partnership held by Falcon Holding Group, Inc. as of the Closing times the net fair market value of such Investors Partnership, as determined in accordance with Section 3.5(b) of the Contribution Agreement. The net fair market value of the Falcon Cable Trust's partnership interest in Falcon Video Communications Investors, L.P. shall equal one percent of the net fair market value of Falcon Video Communications Investors, L.P., as determined in accordance with Section 3.4(a) of the Contribution Agreement.

    10.11 Retained TCI Assets.
          --------------------

    If at the time any Offer is made pursuant to this Article 10 or any appraisal is being performed pursuant to Section 10.6 any Retained TCI Assets (as defined in the Contribution Agreement) have not been contributed to the Partnership pursuant to Section 11.10(c) of the Contribution Agreement or sold pursuant to Section 11.10(e) of the Contribution Agreement, then:

         (a) all values used in this Article 10 (including the Target Price, Liquidation Value, and appraised fair market value of each Business Asset) shall be determined and calculated as if such Retained TCI Assets were owned by the Partnership; and

         (b) if FHGLP purchases the Partnership Interest of TCI pursuant to this
Article 10, all obligations of TCI under Section 11.10 of the Contribution Agreement with respect to such Retained TCI Assets (including obligations to contribute the Retained TCI Assets or the proceeds of their sale to the Partnership) shall survive the withdrawal of TCI from the Partnership upon the sale of its Partnership Interest.

                                   ARTICLE 11

                           CONVERSION TO CORPORATION

    11.1 Election by FHGLP.
         ------------------

         (a) FHGLP may elect at any time, subject to Section 11.1(f), with the approval of TCI, which shall not be unreasonably withheld, to require that the Partnership be converted into a corporation or require that the Partnership effect another appropriate transaction, including the formation of a corporate holding company, that results in the Partnership Interests being converted into, or exchanged for, stock in a corporation (any such transaction, an "Incorporation"), in either case for purposes of effecting an initial public offering. The Partners agree that adverse, uncompensated tax consequences to TCI resulting from an Incorporation would be a reasonable basis for TCI to withhold its approval of the Incorporation, and that the inability of the Corporation (as defined in Section 11.1(c)(1)) to "pass-through" losses to TCI for tax purposes shall not be considered an adverse, uncompensated tax consequence to TCI or any other reasonable basis for TCI to withhold its approval of an Incorporation. TCI may not assert that adverse, uncompensated tax consequences to TCI were a reasonable basis for it to withhold its approval of any Incorporation proposed by FHGLP unless TCI has delivered to FHGLP, within forty-five days after FHGLP's election pursuant to this Section 11.1(a), a written notice objecting to the Incorporation and within fifteen days thereafter, if requested by FHGLP, a description of such tax consequences in reasonable detail. The Partners agree that the manner of effecting the Incorporation shall be determined by FHGLP, consistent with this Section 11.1, and may include:

              (1) the contribution or other assignment of all or substantially all of the assets and liabilities of the Partnership and, if appropriate, the Subsidiaries to one or more Persons formed by FHGLP or any of its Affiliates for the purpose of effecting the Incorporation;

              (2) the merger or consolidation of the Partnership with or into one or more Persons formed by FHGLP or any of its Affiliates for the purpose of effecting the Incorporation; or

              (3) the contribution, transfer, or other disposition of all of the Partnership Interests to one or more Persons formed by FHGLP or any of its Affiliates for the purpose of effecting the Incorporation.

         (b) Following an election by FHGLP pursuant to Section 11.1(a) and the approval of the Incorporation by TCI, FHGLP and TCI shall negotiate in good faith, and as soon as practicable thereafter shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all instruments and documents that may be required to best effectuate the Incorporation.

         (c) The terms of any Incorporation shall:

              (1) cause the relative equity interests of the Partners or their successors-in-interest in the corporation that succeeds the Partnership as the Person through which the Partners or their successors-in-interest own equity interests in the assets of the Partnership (the "Corporation") to be the same as the relative equity interests of the Partners in the Partnership immediately prior to the Incorporation,

              (2) impose restrictions on the activities of any Limited Partner, in its capacity as a stockholder of the Corporation, including restrictions that are analogous to the restrictions specified in Section 7.6(a), if doing so would prevent the Incorporation from causing the violation of any Ownership Restriction by the Corporation or any Person in which the Corporation owns any equity interest,

              (3) at the request of a Limited Partner, impose restrictions on the activities of such Limited Partner, in its capacity as a stockholder of the Corporation, including restrictions that are analogous to the restrictions specified in Section 7.6(a), if doing so would prevent the Incorporation from causing the violation of any Ownership Restriction by such Limited Partner or any Person in which such Limited Partner owns any equity interest, and

              (4) terminate all other rights and obligations of the Partners under this Agreement.

         (d) FHGLP may elect, in its sole discretion, to cause the terms of the Incorporation to include either or both of the following features:

              (1) Falcon Holding Group, Inc. and its Affiliates shall retain control of the Corporation and shall have exclusive authority to manage the operations and affairs of the Corporation, subject to applicable law. Such control may be achieved by (A) dividing the authorized common stock of the Corporation into two classes, one of which would have one vote per share and the other of which would have more than one vote per share, and (B) issuing to FHGLP and any other stockholder of the Corporation that is an Affiliate of Falcon Holding Group, Inc. shares of the class of common stock having more than one vote per share and issuing to TCI and any other stockholder of the Corporation that is not an Affiliate of Falcon Holding Group, Inc. (including purchasers in the public offering described in Section 11.2(a)) shares of the class of common stock having one vote per share (but (A) each share of common stock shall have identical rights to dividends and liquidating distributions and shall be deemed to be of equal value, regardless of class, (B) each share of the class of common stock having more than one vote per share may be converted at the option of the holder into one share of the class of common stock having one vote per share, and (C) each share of the class of common stock having more than one vote per share shall convert automatically into one share of the class of common stock having one vote per share upon its transfer to any Person that is not an Affiliate of the transferor).

              (2) FHGLP and the Partnership shall be consolidated, such that the owners of the Corporation immediately after the Incorporation (before giving effect to the public offering described in Section 11.2(a)) shall be the owners of FHGLP immediately prior to the Incorporation and either TCI or the owners of TCI. Such a consolidation may be effected through the contribution to the Corporation by the owners thereof of all equity interests in FHGLP and in TCI in exchange for equity interests in the Corporation, such that, after the Incorporation, the Corporation would own, directly or indirectly, all of FHGLP and TCI. To facilitate such a structure, TCI covenants that, during the term of this Agreement, it will not acquire any assets or properties other than its Partnership Interests, will not engage in any business other than the ownership of its Partnership Interest, and will not incur any liabilities or obligations, other than liabilities and obligations arising under this Agreement.

         (e) Upon any Incorporation that involves the transfer of the assets of the Partnership to the Corporation in exchange for interests in the Corporation, the Partnership shall be liquidated and any interests in the Corporation received by the Partnership in connection with the Incorporation shall be distributed to the Partners in accordance with the provisions of Article 13.

         (f) FHGLP may not make the election provided for in Section 11.1(a),
(1) within one year after a prior election by FHGLP pursuant to Section 11.1(a) if TCI reasonably declined pursuant to Section 11.1(a) to approve the Incorporation following such election, or (2) at any time following the delivery of an Offer pursuant to Section 10.1(a) and prior to such time, if any, that (A) the Offering Partner and the Responding Partner agree to abandon the purchase and sale of Partnership Interests pursuant to such Offer or, if applicable, the liquidation and dissolution of the Partnership as a result of any election made by the Offering Partner pursuant to Section 10.3(a) or (B) the Offering Partner or the Responding Partner elects pursuant to Section 10.8(a), Section 10.8(b), or Section 10.8(c) to terminate the purchase and sale of Partnership Interests pursuant to such Offer or pursuant to a subsequent election pursuant to Section 10.4(a) or Section 10.5(a)(1).

    11.2 Public Offering and Registration Rights.
         ----------------------------------------

         (a) Consummation of the Incorporation shall be conditioned on the concurrent public offering and sale of equity securities in the Corporation on such terms and conditions as FHGLP deems appropriate, with the approval of TCI, which shall not be unreasonably withheld. If requested by FHGLP, as part of such public offering, TCI shall execute all reasonably necessary documents in connection therewith, as determined by FHGLP.

         (b) In connection with the Incorporation and the consummation of the public offering described in Section 11.2(a), the Corporation shall offer to enter into a Registration

Rights Agreement, substantially in the form of Exhibit II (as it may be amended in accordance with this Agreement), with each of the Partners and each of the partners of FHGLP, in their capacities as stockholders of the Corporation.

                                   ARTICLE 12

                 OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES

    12.1 Exclusivity.
         ------------

         (a) After the Closing and during the term of the Partnership, subject to Section 12.2(a), TCI Communications, Inc. and TCI agree that, so long as TCI or any Affiliate of TCI is a Partner, neither TCI nor any Controlled Affiliate of TCI, and Falcon Holding Group, Inc. and FHGLP agree that, so long as FHGLP or any Affiliate of FHGLP is a Partner, neither FHGLP nor any Controlled Affiliate of FHGLP, will directly or indirectly participate in the construction, ownership, operation, management, or financing of any Person that is engaged within any of the geographic areas in which the Partnership, any Falcon Entity (as defined in the Contribution Agreement), or any other Person controlled by the Partnership or any Falcon Entity (as defined in the Contribution Agreement) provides or is franchised to provide cable television service in the business (the "Restricted Business") of offering multichannel video programming to subscribers, other than programming offered by direct broadcast satellite or telephony.

         (b) During the term of the Partnership, subject to Section 12.2(a) and
Section 12.2(b), Falcon Holding Group, Inc. and FHGLP agree that neither FHGLP nor any Controlled Affiliate of FHGLP will directly or indirectly acquire any equity interest in any Person that is principally engaged within the United States in the Restricted Business.

    12.2 Exceptions.
         -----------

         (a) The provisions of Section 12.1 shall not apply to:

              (1) the construction, ownership, operation, management, or financing by a Partner or any of its Controlled Affiliates of any Restricted Business disclosed on Schedule V;

              (2) any action otherwise prohibited by Section 12.1 that, in the case of action by TCI or any of its Controlled Affiliates, is consented to by FHGLP, and, in the case of action by FHGLP or any of its Controlled Affiliates, is approved by TCI;

              (3) the construction, ownership, operation, management, or financing of any Restricted Business, or the acquisition and ownership of any equity interest in any Person engaged in the Restricted Business, by the Partnership, any Subsidiary, or any other Person in which neither the applicable Partner nor any of its Controlled Affiliates owns, directly or indirectly, any equity interest, other than as a result of its interest in the Partnership or, in the case of Falcon Holding Group, Inc., as a result of its interest as a general partner in the Investors Partnerships;

              (4) the construction, ownership, operation, management, or financing by any Person of any Restricted Business if the acquisition by FHGLP or any Controlled Affiliate of FHGLP of an equity interest in the Person engaged in such Restricted Business was permitted by Section 12.1(b) (after giving effect to Section 12.2(b));

              (5) the acquisition and ownership of a passive investment in units of a diversified investment partnership or similar entity that represents less than five percent of the outstanding units of such entity and does not give the holder rights to participate in the operations of such entity;

              (6) the acquisition and ownership of securities of any company listed on a national securities exchange or quoted on the Nasdaq Stock Market and which do not represent control of such company;

              (7) the acquisition and ownership of an interest in a Person whose business consists, directly or indirectly, primarily of (A) investments in businesses conducted primarily outside the United States of America or (B) the conduct of businesses conducted primarily outside the United States of America;

              (8) the acquisition and ownership of an equity interest in any Person engaged in the Restricted Business if the Restricted Business does not constitute the principal activity, in terms of revenues or fair market value, of the businesses conducted by the Person in which such interest is acquired; or

              (9) the continued holding by a Partner or any of its Controlled Affiliates of an equity interest in any Person that begins to engage in the Restricted Business after the acquisition by such Partner or its Controlled Affiliate of such equity interest if neither such Partner nor its Controlled Affiliate has any responsibility or control over the conduct by such Person of the Restricted Business and uses all commercially reasonable efforts, including voting its equity interest, to cause such entity to cease engaging in the Restricted Business.

         (b) The provisions of Section 12.1(b) shall also not apply to the acquisition and ownership by FHGLP or any Controlled Affiliate of FHGLP of any equity interest in any Person engaged in the Restricted Business, if:

              (1) FHGLP first offered to the Partnership the opportunity for the Partnership or any Subsidiary to acquire such equity interest instead of FHGLP or any Controlled Affiliate of FHGLP;

              (2) the acquisition of such equity interest by the Partnership or any Subsidiary was not approved by TCI pursuant to Section 5.1(b)(2)(D);

              (3) FHGLP or the Controlled Affiliate of FHGLP that acquires such equity interest assigns to the Partnership, without further consideration, any carried interest that is part of such equity interest; and

              (4) at the time of the acquisition of such equity interest by FHGLP or its Controlled Affiliate, the total number of subscribers of all Restricted Businesses in which FHGLP and its Controlled Affiliates have acquired and continue to hold equity interests pursuant to this Section 12.2(b) does not exceed twenty-five percent of the total number of subscribers of the Partnership and the Subsidiaries.

    12.3 Clustering Opportunities.
         -------------------------

    If FHGLP, TCI, or any of their respective Controlled Affiliates acquires or proposes to acquire in a single transaction multiple cable television systems and some of those cable television systems (the "Cluster Systems") would present greater opportunities for operational efficiencies through clustering if they were operated by the Partnership and the Subsidiaries instead of by the acquiring Partner and its Controlled Affiliates, then the acquiring Partner and its Controlled Affiliates will:

         (a) use commercially reasonable efforts (taking into account tax and regulatory considerations) to permit the Partnership or any Subsidiary to acquire the Cluster Systems either from the acquiring Partner or Controlled Affiliate or from the Person from which the acquiring Partner or Controlled Affiliate intends to acquire the multiple cable television systems that include the Cluster Systems, in either case on substantially the same terms and conditions as the proposed acquisition of the Cluster Systems by the acquiring Partner or Controlled Affiliate; and

         (b) if tax or regulatory considerations preclude the acquisition of the Cluster Systems by the Partnership or any Subsidiary, use commercially reasonable efforts to permit the Partnership or any Subsidiary to manage the Cluster Systems on terms and conditions to be agreed upon.

    12.4 Prohibited Cross-Interests.
         ---------------------------

         (a) Each Partner agrees that, during the term of this Agreement, neither such Partner nor any Affiliate of such Partner shall, directly or indirectly, acquire any interest in any business or in any Person if the acquisition of such interest would cause the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

         (b) If, during the term of this Agreement, there is a Formal Determination that either Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, then the following provisions of this
Section 12.4(b) shall apply. For purposes of this Section 12.4(b), a "Formal Determination" means (i) an agreement between FHGLP and TCI, (ii) a written determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority), regardless of whether such determination is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that FHGLP and TCI agree that any such determination will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal), or (iii) a decision of any court of competent jurisdiction, regardless of whether such decision is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that FHGLP and TCI agree that any such decision will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal). FHGLP and TCI will use their respective good faith efforts, after consultation with legal counsel, to reach an agreement as to whether either Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

              (1) The Partnership will use reasonable efforts to obtain a stay of any enforcement action by the FCC against the Partnership or any Subsidiary as a result of any such violation of an Ownership Restriction, and the Partners will cooperate reasonably with the Partnership in such efforts, to the extent necessary to prevent such violation from having a material adverse effect on the Partnership and the Subsidiaries before it is cured. For purposes of this
Section 12.4(b), a material adverse effect on the Partnership and the Subsidiaries includes the loss of any license or licenses issued by the FCC that, in the aggregate, are material to the conduct of the business of the Partnership and the Subsidiaries, the imposition of any fines or forfeitures that, in the aggregate, are material in amount, and limitations on the ability of the Partnership or any Subsidiary to conduct its business in the ordinary course consistent with its past practices.

              (2) The Partnership and the Partners will cooperate reasonably with each other and negotiate in good faith with the FCC to obtain a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by a Partner or its Affiliates would cure any such violation of an Ownership Restriction. The actions proposed to be taken by a Partner or its Affiliates to cure such violation may be those that, in such Partner's judgment, are least detrimental to such Partner and its Affiliates, and may include the divestiture of any asset or the restructuring of any investment.

              (3) If there is a Formal Determination that TCI's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, TCI agrees to take all actions necessary to cure any such violation of an Ownership Restriction; PROVIDED, HOWEVER, that:

                   (A) if the Partnership and the Partners receive a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by TCI or its Affiliates would cure such violation, then, if TCI and its Affiliates take such actions, TCI shall not be required to take any other action under this Section 12.4(b) to cure such violation until such time, if any, that there is a subsequent Formal Determination that such actions did not cure such violation;

                   (B) TCI shall not be required to take any action to cure such violation prior to the time that such violation would have a material adverse effect on the Partnership and the Subsidiaries; and

                   (C) TCI shall not be required to take any action to cure any violation that arose from any acquisition made by the Partnership or any Subsidiary in violation of Section 12.4(c).

              (4) The actions that TCI may be required to take pursuant to
Section 12.4(b)(3), subject to the limitations therein, shall include, to the extent necessary to cure such violation, executing amendments to this Agreement to convert the Partnership Interest of TCI to that of a Limited Partner or to eliminate any right of TCI under this Agreement (other than its right to allocations of income, its right to distributions, its rights under Section 5.1(b)(2)(C), and its right to approve any other action by the Partnership and the Subsidiaries if such action (A) in the case of an action that does not uniquely affect either Partner, such as an acquisition or disposition of assets or a financing, would have a material adverse economic effect on TCI or (B) in the case of an action that uniquely affects either Partner, such as a transaction between the Partnership and an Affiliate of a Partner, would have an adverse economic effect on TCI).

              (5) If there is a Formal Determination that FHGLP's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, FHGLP will use its best efforts to cure any such violation; PROVIDED, HOWEVER, that:

                   (A) if the Partnership and the Partners receive a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by FHGLP or its Affiliates would cure such violation, then, if FHGLP and its Affiliates take such actions, FHGLP shall not be required to take any other action under this Section 12.4(b) to cure such violation until such time, if any, that there is a subsequent Formal Determination that such actions did not cure such violation;

                   (B) FHGLP shall not be required to take any action to cure such violation prior to the time that such violation would have a material adverse effect on the Partnership and the Subsidiaries; and

                   (C) FHGLP shall not be required by this Section 12.4(b)(5) to convert the Partnership Interest of FHGLP to that of a Limited Partner or to eliminate any right of FHGLP under this Agreement.



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


         (c) The Managing Partner will not permit the Partnership or any Subsidiary to enter into a binding agreement to effect the acquisition, directly or indirectly, of any interest in any business or in any Person if the Managing Partner has actual knowledge that consummating the acquisition described in such binding agreement would cause either Partner or any Affiliate of either Partner to be in violation of any Ownership Restriction. If the Managing Partner desires to cause or permit the Partnership or any Subsidiary to enter into a binding agreement to effect the acquisition, directly or indirectly, of any interest in any business or in any Person, the Managing Partner may send a written notice to each Partner describing the proposed acquisition and specifically requesting that each Partner notify the Managing Partner promptly if such proposed acquisition would cause such Partner or any of its Affiliates to be in violation of any Ownership Restriction. If the Managing Partner sends such a notice at least thirty days before the Partnership or any Subsidiary enters into a binding agreement to effect such an acquisition then (1) the Managing Partner shall be conclusively presumed to have actual knowledge of any violation of an Ownership Restriction by a Partner or any of its Affiliates that is described in a response to the Managing Partner's notice that the Managing Partner receives from such Partner before the Partnership or Subsidiary enters into a binding agreement to effect such acquisition, and (2) the Managing Partner shall be conclusively presumed not to have actual knowledge of any violation of an Ownership Restriction by a Partner or any of its Affiliates that is not described in a response to the Managing Partner's notice that the Managing Partner receives from such Partner before the Partnership or Subsidiary enters into a binding agreement to effect such acquisition. If the Managing Partner does not send such a notice at least thirty days before the Partnership or any Subsidiary enters into a binding agreement to effect such an acquisition, and such acquisition causes either Partner or any Affiliate of either Partner to be in violation of any Ownership Restriction as a result of circumstances existing at the time that the Partnership or Subsidiary entered into a binding agreement to effect such acquisition, the Managing Partner will cause the Partnership and any Subsidiary to take all actions necessary to cure such violation and will indemnify and hold harmless such Partner and its Affiliates for all losses, costs, and expenses resulting from such violation.

    12.5 No Other Restrictions.
         ----------------------

    Except as specifically provided above in this Section 12, nothing in this Agreement shall limit the ability of either Partner, or any partner, Affiliate, Controlled Affiliate, agent, or representative of either Partner, to engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Partnership. Neither the Partnership nor the other Partner shall have any rights in or to the income or profits derived therefrom, nor shall either Partner have any obligation to the other Partner with respect to any such enterprise or related transaction.



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



    12.6 Right of First Offer.
         ---------------------

         (a) First Offer Generally. Except as provided in Section 12.6(b), the sale or other disposition by the Partnership or any Subsidiary of any cable television system shall be subject to this Section 12.6(a).

              (1) If the Partnership or any Subsidiary proposes to sell any cable television system or group of cable television systems, the Partnership shall send a written notice to TCI identifying the cable television system or group of cable television systems that the Partnership or such Subsidiary proposes to sell. The notice shall describe all offers, letters of intent (whether or not executed), expressions of interest, and other similar communications prepared, delivered, received, or solicited by or on behalf of the Partnership or such Subsidiary with respect to such systems.

              (2) TCI shall have the right to offer to purchase the cable television system or group of cable television systems that the Partnership or such Subsidiary proposes to sell, on terms determined by TCI in its sole discretion. If TCI submits an offer to purchase the cable television system or group of cable television systems that the Partnership or such Subsidiary proposes to sell, the Partnership or such Subsidiary shall have the right to accept or reject such offer in its sole discretion.

              (3) Neither the Partnership nor any Subsidiary shall sell or otherwise dispose of any cable television system unless the Partnership delivered a notice pursuant to Section 12.6(a)(1) with respect to such cable television system or a group of cable television systems that included such cable television system and:

                   (A) if TCI declined or otherwise failed to submit an offer for such cable television system or group of cable television systems within thirty Business Days after its receipt of the Partnership's notice pursuant to
Section 12.6(a)(1), the Partnership or such Subsidiary entered into a binding agreement for the sale or other disposition of such cable television system or group of cable television systems within 150 days after TCI's receipt of the Partnership's notice pursuant to Section 12.6(a)(1) and consummated such sale or other disposition under such binding agreement within nine months after such binding agreement was entered into; or

                   (B) if TCI submitted an offer for such cable television system or group of cable television systems within thirty Business Days after its receipt of the Partnership's notice pursuant to Section 12.6(a)(1), the Partnership or such Subsidiary entered into a binding agreement for the sale or other disposition of such cable television system or group of cable television systems within 150 days after TCI's receipt of the Partnership's notice pursuant to Section 12.6(a)(1), the Partnership or such Subsidiary consummated such sale or other disposition under such binding agreement within nine months after such binding agreement was entered into, and the terms of such sale or other disposition were more favorable to the Partnership, in the reasonable judgment of FHGLP, than the terms of the offer made by TCI pursuant to Section 12.6(a)(2).

         (b) Exceptions. The provisions of Section 12.6(a) shall not apply to:

              (1) any sale or other disposition of any cable television system upon the liquidation and dissolution of the Partnership in accordance with
Article 13 (including a liquidation following an election by the Offering Partner pursuant to Section 10.3(a) or Section 10.5(a)(2));

              (2) any sale or other disposition of any cable television system by the Partnership to any Subsidiary or by any Subsidiary to the Partnership or to any other Subsidiary; or

              (3) any sale or other disposition of any cable television system approved by TCI pursuant to Section 5.1(b)(2)(B) or otherwise.

                                   ARTICLE 13

                   DISSOLUTION AND LIQUIDATION OF PARTNERSHIP

    13.1 Events of Dissolution.
         ----------------------

    The Partnership shall be dissolved upon the happening of any of the following events:

         (a) the failure of the Partners to continue the Partnership in accordance with the provisions of Section 8.1 after the withdrawal of the Managing Partner;

         (b) the expiration of the term of the Partnership as set forth in
Section 2.5;

         (c) an election to liquidate and dissolve the Partnership made by the Offering Partner pursuant to Section 10.3(a) or Section 10.5(a)(2);

         (d) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Partnership;

         (e) subject to any restriction in any agreement to which the Partnership is a party, an election to liquidate and dissolve the Partnership made by FHGLP with the approval of TCI;

         (f) an election to liquidate and dissolve the Partnership made by TCI if Marc B. Nathanson (or any successor approved by TCI pursuant to this paragraph) ceases to be active in the business of the Partnership on a regular and consistent basis (such as by reason of his death or disability) and a successor chief executive officer of the Partnership shall not have been designated by the Managing Partner and approved by TCI within nine months after the date on which Marc B. Nathanson (or any successor) ceases to be active in the business of the Partnership; for purposes of this Section 13.1(f):

              (1) Marc B. Nathanson (or any successor) shall not be considered to have ceased to be active in the business of the Partnership on a regular and consistent basis solely as a result of (A) normal and customary vacations, (B) leave not exceeding sixty consecutive days during which he remains in regular and consistent contact with the Partnership's other senior management, (C) his failure to spend his time exclusively on the business of the Partnership, or (D) the exercise by Marc B. Nathanson of reasonable business judgment in choosing how to perform his duties on behalf of the Partnership); and

              (2) Marc B. Nathanson (or any successor) shall not be considered as being under a disability until such time as either (A) two physicians, one of whom shall be selected by the Managing Partner and the other of whom shall be selected by TCI or (B) a third physician selected jointly by the two physicians described in clause (A) shall have certified that he suffers from a permanent physical condition that prevents the performance of his duties on behalf of the Partnership on a regular and consistent basis.

         (g) the termination of the Contribution Agreement in accordance with its terms prior to the Closing; or

         (h) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited partnership.

    13.2 Liquidation.
         ------------

         (a) Upon dissolution of the Partnership for any reason, the Partnership shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Partnership business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Partnership to minimize the normal losses attendant to the liquidation process.

         (b) Liquidation of the assets of the Partnership shall be managed on behalf of the Partnership by the "Liquidator," which shall be (1) if the Partnership is being liquidated pursuant to Section 13.1(c), the Offering Partner and (2) in all other events, either (A) the Managing Partner or (B) if the Managing Partner has withdrawn (as described in Section 8.1), a liquidating trustee selected by TCI. The Liquidator shall be responsible for soliciting offers to purchase the entirety of the Partnership's assets (including equity interests in other Persons) or portions or clusters of assets of the Partnership. Notwithstanding any provision of this Agreement to the contrary, if a Person other than the Managing Partner is the Liquidator, no approval or



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


other action by the Managing Partner shall be required in connection with the consummation of any liquidating sale of all or any part of the assets of the Partnership that has been approved by the Liquidator consistent with its obligations under this Agreement and the Act. The Liquidator shall afford each Partner an opportunity to offer to purchase any assets of the Partnership that are offered for sale in connection with the liquidation of the Partnership to the extent doing so would be consistent with the orderly liquidation of the Partnership.

         (c) The Liquidator shall cause a full accounting of the assets and liabilities of the Partnership to be taken and a statement thereof to be furnished to each Partner within thirty days after the distribution of all of the assets of the Partnership.

         (d) The property and assets of the Partnership and the proceeds from the liquidation thereof shall be applied in the following order of priority:

              (1) first, to payment of the debts and liabilities of the Partnership, in the order of priority provided by law (including any loans by either Partner to the Partnership) and payment of the expenses of liquidation;

              (2) second, to setting up of such reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Liquidator to an escrow agent, to be held by such escrow agent for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such escrow period as the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

              (3) finally, to payment to the Partners, in accordance with
Section 4.1(b). The distributions pursuant to this Section 13.2(d)(3) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations
Section 1.704-1(b)(2)(ii)(b).

         (e) If in the course of the liquidation and dissolution of the Partnership pursuant to this Article 13, the Liquidator determines that a sale by all the Partners to any Person of their Partnership Interests, instead of a sale by the Partnership and the Subsidiaries of their respective assets, would more efficiently effect the liquidation of the Partners' economic interests in the Partnership or would reduce negative tax consequences to the Partners and the Partnership, but would not adversely affect the rights and obligations of either Partner (including the tax consequences to either Partner), then each Partner agrees to sell its Partnership Interest to such Person, and the Liquidator shall have the authority, pursuant to the power of attorney granted in Section 18.5(b), to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Partner's Partnership Interest.

         (f) Following the dissolution of the Partnership pursuant to Section 13.1, the Partners will use commercially reasonable efforts to structure the liquidation of the Partnership in a manner that minimizes negative tax consequences to the Partners and the Partnership to the extent doing so would not materially adversely affect either Partner (except to the extent such Partner is adequately compensated by the other Partner for such adverse effect). Any structure agreed to by the Partners pursuant to this Section 13.2(f) shall supersede the other provisions of this Article 13 to the extent it is inconsistent with such other provisions, but nothing in this Section 13.2(f) shall modify or otherwise affect the other provisions of this Article 13 if the Partners are unable to agree on such a structure.

    13.3 Special Provisions Regarding Liquidation by Offering Partner.
         -------------------------------------------------------------

    If the Partnership is being liquidated pursuant to Section 13.1(c) as the result of an election by the Offering Partner pursuant to Section 10.3(a), then:

         (a) Solicitation of Offers. The Offering Partner, as Liquidator, shall solicit offers (each, a "Liquidating Sale Offer") to purchase, singly or in combination, each Business Asset owned by the Partnership and each Subsidiary or equity interests in the Persons owning each such Business Asset.

         (b) Appraisal.

              (1) If the Offering Partner, as Liquidator, does not receive or does not expect to receive a Liquidating Sale Offer with respect to any Business Asset or equity interests in the Persons owning any such Business Asset, or if the Liquidation Value of such Business Asset (as determined under Section 13.3(b)(2) without regard to clause (B) thereof, based on the most favorable Liquidating Sale Offer that the Offering Partner receives or expects to receive for such Business Asset) is less than eighty-five percent of the Target Price for such Business Asset, then the Offering Partner may elect to require that the fair market value of the assets of such Business Asset be determined by appraisal in accordance with this Section 13.3(b)(1). An appraisal pursuant to this Section 13.3(b)(1) shall be conducted by an appraiser agreed to by the Offering Partner and the Responding Partner, who shall be nationally recognized as being qualified and experienced in the appraisal of the assets to be appraised and shall not be an Affiliate of either Partner. Any appraiser retained pursuant to this Section 13.3(b)(1) shall be instructed to complete its appraisal within thirty days after it was retained. The fees and expenses of any appraiser retained pursuant to this Section 13.3(b)(1) shall be borne by the Partnership. In determining the fair market value of any Business Asset, the appraiser shall:

                   (A) assume that the fair market value of such Business Asset is the price at which such Business Asset (as a going concern, if applicable) would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts;

                   (B) assume a sale of such Business Asset for cash; and

                   (C) use valuation techniques then prevailing in the applicable industry.

              (2) As used in this Agreement, "Liquidation Value" means, with respect to each Business Asset, the greater of (A) the amount of the most favorable Liquidating Sale Offer for such Business Asset (provided that, if the most favorable Liquidating Sale Offer with respect to any Business Asset is an offer to purchase equity interests in the Persons owning such Business Asset or an offer to deliver consideration that would allow the Partners to defer or avoid any tax liability resulting from the disposition of such Business Asset, the Liquidation Value shall equal the amount of cash consideration for the assets of such Business Asset that would, upon liquidation of the Partnership and the Subsidiaries, generate equivalent after-tax proceeds to the Partners as such Liquidating Sale Offer) or (B) the fair market value of the Business Asset as determined by an appraisal in accordance with this Section 13.3(b)(1).

         (c) Restriction on Sales. If the aggregate Liquidation Value for all the assets of the Partnership and each Subsidiary is less than the aggregate Target Prices for all the assets of the Partnership and each Subsidiary, than neither the Partnership nor any of the Subsidiaries will sell any assets pursuant to any Liquidating Sale Offer unless the Offering Partner shall have delivered to the Responding Partner the notice required by Section 10.4(a) and the Responding Partner shall have failed to make an election pursuant to Section 10.4(a) within ten Business Days after its receipt of the Offering Partner's notice.

    13.4 Distribution in Kind.
         ---------------------

    Except as provided in Section 9.13(a), the Partnership shall not distribute any non-cash asset to either Partner without the consent of FHGLP and the approval of TCI. Any asset distributed in kind to one or more Partners shall first be valued at its fair market value to determine the gain or loss used in determining Net Profit or Net Loss that would have resulted if such asset were sold for such value, such gain or loss shall then be allocated pursuant to
Article 4, and the Partners' Capital Accounts shall be adjusted to reflect such gain or loss. The amount distributed and charged to the Capital Account of each Partner receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Partner assumes or takes subject to). The fair market value of any asset distributed in kind in connection with the liquidation of the Partnership shall be determined by an independent appraiser (any such appraiser must be nationally recognized as an expert in valuing the type of asset involved) selected by the Liquidator.

    13.5 No Action for Dissolution.
         --------------------------

    The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if either Partner should bring an action in court to dissolve the Partnership under circumstances where dissolution is not required by Section 13.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Partnership Interests of both Partners. Accordingly, except where the Managing Partner has failed to liquidate and dissolve the Partnership to the extent required by Section 13.1, each Partner hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Partnership.

    13.6 No Further Claim.
         -----------------

    Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of its investment, and if the property of the Partnership remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate capital contributions of a Limited Partner, such Limited Partner shall have no recourse against any other Partner.

                                   ARTICLE 14

                                INDEMNIFICATION

    14.1 General.
         --------

    The Partnership shall indemnify, defend, and hold harmless the Managing Partner, the Managing Partner's officers, directors, shareholders, employees, and agents, the employees, officers, and agents of the Partnership, the members of the Advisory Committee, and either Partner that has designated a member of the Advisory Committee (but only to the extent such Partner suffers any liability, loss, or damage as a result of the actions of such member of the Advisory Committee) (all indemnified persons being referred to as "Indemnified Persons" for purposes of this Article 14), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Partnership, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; PROVIDED, HOWEVER, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 14.1 shall be available only if (a) either
(i) the Indemnified Person, at the time of such action or inaction, determined, in good faith, that its or his course of conduct was in, or not opposed to, the best interests of the Partnership, or (ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its or his inaction to be harmful or opposed to the best interests of the Partnership, and (b) the action or inaction did not constitute fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person; and PROVIDED, FURTHER, however, that indemnification under this Section 14.1 shall be recoverable only from the assets of the Partnership and not from any assets of the Partners. The Partnership may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Partnership's affairs.

    14.2 Exculpation.
         ------------

    No Indemnified Person shall be liable, in damages or otherwise, to the Partnership or to either Partner for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement if (a) either (i) the Indemnified Person, at the time of such action or inaction, determined, in good faith, that its or his course of conduct was in, or not opposed to, the best interests of the Partnership, or
(ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its or his inaction to be harmful or opposed to the best interests of the Partnership, and (b) the conduct of the Indemnified Person did not constitute fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by such Indemnified Person.

    14.3 Persons Entitled to Indemnity.
         ------------------------------

    Any Person who is within the definition of "Indemnified Person" at the time of any action or inaction in connection with the business of the Partnership shall be entitled to the benefits of this Article 14 as an "Indemnified Person" with respect thereto, regardless of whether such Person continues to be within the definition of "Indemnified Person" at the time of his or its claim for indemnification or exculpation hereunder.

    14.4 Procedure Agreements.
         ---------------------

    The Partnership shall enter into agreements with the officers of Falcon Holding Group, Inc. setting forth procedures for implementing the indemnities provided in this Article 14 that are substantially identical to the agreements in effect between those officers and FHGLP on the date of this Agreement. The Partnership may enter into additional agreements with any of its employees, officers, and agents, any of the officers, directors, shareholders, employees, and agents of Falcon Holding Group, Inc., and any member of the Advisory Committee, setting forth procedures for implementing the indemnities provided in this Article 14.

                                   ARTICLE 15

                    BOOKS, RECORDS, ACCOUNTING, AND REPORTS

    15.1 Books and Records.
         ------------------

    The Partnership shall maintain at its principal office all of the following:

         (a) A current list of the full name and last known business or residence address of each Partner together with the Capital Contributions and Partnership Interest of each Partner;

         (b) A copy of the Certificate, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

         (c) Copies of the Partnership's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

         (d) The audited financial statements of the Partnership for the six most recent Fiscal Years; and

         (e) The Partnership's books and records for at least the current and past three Fiscal Years.

    15.2 Delivery to Partner and Inspection.
         -----------------------------------

         (a) Upon the request of a Partner, the Managing Partner shall promptly deliver to the requesting Partner, at the expense of the Partnership, a copy of the information required to be maintained by Section 15.1 except for Section 15.1(e).

         (b) Each Partner, or its duly authorized representative, has the right, upon reasonable request, to inspect and copy during normal business hours any of the Partnership records.

    15.3 Annual Statements.
         ------------------

         (a) The Managing Partner shall cause to be prepared for each Partner at least annually, at Partnership expense, audited financial statements of the Partnership and a consolidated audited financial statement for the Partnership and the Subsidiaries (other than any Subsidiary the financial statements of which cannot, under generally accepted accounting principles, be consolidated with the financial statements of the Partnership), along with supplemental information for the Partnership and each Subsidiary included in the consolidated financial statements, all prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing the opinion of Ernst & Young LLP or other nationally recognized accounting firm chosen by the Managing Partner. The financial statements will include a balance sheet, statement of income or loss, statement of cash flows, and statement of Partners' equity. The supplemental information will consist of a consolidating balance sheet and a consolidating statement of operations and Partners' equity for the preceding Fiscal Year. The Managing Partner shall distribute the financial statements or portions thereof to each Partner as follows:

              (1) the Managing Partner shall distribute to each Partner a statement setting forth the net income or loss of the Partnership for each Fiscal Year within forty-five days after the close of such Fiscal Year;

              (2) the Managing Partner shall distribute to each Partner the balance sheet, statement of income or loss, statement of cash flows, and statement of Partners' equity to be included in the financial statements for each Fiscal Year within sixty days after the close of such Fiscal Year;

              (3) the Managing Partner shall distribute to each Partner a preliminary draft of the complete financial statements for each Fiscal Year within seventy-five days after the close of such Fiscal Year; and

              (4) the Managing Partner shall distribute to each Partner the complete financial statements for each Fiscal Year as soon as practicable after the close of such Fiscal Year and, in any event, within ninety days after the close of such Fiscal Year.

         (b) The Managing Partner shall have prepared at least annually, at Partnership expense, Partnership information necessary for the preparation of each Partner's federal and state income tax returns. The Managing Partner shall send the information described in this paragraph to each Partner within seventy-five days after the end of each Fiscal Year and shall use commercially reasonable efforts to send such information to each Partner within sixty-five days after the end of each Fiscal Year.

         (c) The Managing Partner shall also cause to be distributed to each Partner operating and capital expenditure budgets for the Partnership and for each Subsidiary for which the Partnership prepares such budgets and consolidated operating and capital expenditure budgets for the Partnership and all Subsidiaries for which the Partnership prepares such budgets. The Managing Partner shall cause such budgets to be distributed to each Partner as soon as practicable after they are prepared and, in any event, on or before February 15 of the year to which they relate.

         (d) The Managing Partner shall also cause to be distributed to each Partner, within ten days after delivery to the Managing Partner, any audited financial statements that are prepared with respect to any Subsidiary the financial statements of which are not consolidated with the financial statements of the Partnership.

         (e) The Managing Partner shall distribute to each Partner, promptly after they become available, copies of the Partnership's federal, state, and local income tax or information returns for each taxable year.

    15.4 Quarterly Financial Statements.
         -------------------------------

    At the close of each of the first three quarters of any Fiscal Year, the Managing Partner shall cause to be distributed to each Partner a quarterly report covering each calendar quarter of the operations of the Partnership and each Subsidiary, consisting of unaudited financial statements (comprising a balance sheet, a statement of income or loss, and a statement of cash flows), and a statement of other pertinent information regarding the Partnership and each such Subsidiary and their activities. The Managing Partner shall cause copies of the statements and other pertinent information (including a summarized statement of operations data of the Partnership that complies with the requirements of APB Opinion No. 18 and Rule 4-08(g) of Regulation S-X under the Securities Act) to be distributed to each Partner within thirty days after the close of the calendar quarter to which the statements relate. The Managing Partner shall distribute to each Partner (a) a preliminary draft of a statement setting forth the net income or loss of the Partnership for each calendar quarter within twenty-one days after the close of such calendar quarter, and (b) a final statement setting forth the net income or loss of the Partnership for each calendar quarter within thirty days after the close of such calendar quarter. The Managing Partner shall also cause to be distributed to each Partner, within ten days after delivery to the Managing Partner, any quarterly report that is prepared with respect to any Subsidiary the operating results of which are not included in the quarterly report of the Partnership.

    15.5 Monthly Statements.
         -------------------

    The Managing Partner shall cause to be distributed to each Partner a monthly report covering each calendar month of the operations of the Partnership and each Subsidiary, consisting of unaudited statements of income and loss for the Partnership and each cable television system or other business owned by the Existing Entities (or regional group thereof), with comparisons to the applicable budgets prepared by the Partnership. The Managing Partner shall cause copies of the statements to be distributed to each Partner within thirty days after the close of the calendar month covered by such report. The Managing Partner shall also cause to be distributed to each Partner, within ten days after delivery to the Managing Partner, any monthly report that is prepared with respect to any Subsidiary the operating results of which are not included in the monthly report of the Partnership.

    15.6 Other Information.
         ------------------

    The Managing Partner shall provide to each Partner any other information and reports relating to any cable television systems or other businesses owned by, and the financial condition of, the Partnership, the Existing Entities, any other Subsidiary, or any other Person in which the Partnership owns, directly or indirectly, a partnership or other equity interest, the Partner may reasonably request. The Managing Partner shall distribute to each Partner, promptly after the preparation or receipt thereof by the Managing Partner, any financial or other information with respect to any Person in which the Partnership owns, directly or indirectly, a partnership or other equity interest, but which is not a Subsidiary, that is (a) regularly prepared by any Person controlled by the Managing Partner for distribution to the partners or other investors in such Person, or (b) received by the Partnership or any Subsidiary with respect to any equity interest of the Partnership or any Subsidiary in such Person.

    15.7 Filings.
         --------

    The Managing Partner, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The Managing Partner shall send to each Partner a draft of the Partnership's annual federal income tax return at least thirty days before the filing of such return with the Internal Revenue Service. The Managing Partner, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Partnership with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Upon written request, each Partner shall be provided with a copy of any of the reports without expense to the requesting Partner.

    15.8 Non-Disclosure.
         ---------------

    Each Partner agrees that, except as otherwise consented to by the Managing Partner, all non-public information furnished to it or to which it has access pursuant to this Agreement (including information relating to any dispute or the resolution thereof pursuant to Section 18.6) will be kept confidential and will not be disclosed by such Partner, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that:

         (a) each Partner shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Partner's investment in the Partnership,

         (b) each Partner shall be permitted to disclose such information to its Affiliates,

         (c) each Partner shall be permitted to disclose information to the extent required by law, including federal or state securities laws or regulations, or by the rules and regulations of any stock exchange or association on which securities of such Partner or any of its Affiliates are traded, so long as such Partner shall have first afforded the Partnership with a reasonable opportunity to contest the necessity of disclosing such information,

         (d) each Partner shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Partner arising under this Agreement,

         (e) each Partner shall be permitted to disclose information to a permitted Assignee or potential Assignee, so long as (1) such Partner shall first have provided to the Managing Partner written notice thereof and of the identity of the Person to whom the disclosure is to be made and (2) such Person agrees (in a writing which provides the Partnership with an independent right of enforcement) to be bound by the provisions of this Section 15.8,

         (f) each Partner shall be permitted to disclose information that is or becomes generally available to the public other than as a result of a disclosure by such Partner, its agents, representatives, or employees, and

         (g) each Partner shall be permitted to disclose information that becomes available to such Partner on a nonconfidential basis from a source (other than the Partnership, any other Partner, or their respective agents, representatives, and employees) that, to the best of such Partner's knowledge, is not prohibited from disclosing such information to such Partner by a legal, contractual, or fiduciary obligation to the Partnership or any other Partner.

                                   ARTICLE 16

                             REPRESENTATIONS BY TCI

    TCI hereby represents and warrants to, and agrees with, FHGLP and the Partnership as follows:

    16.1 Investment Intent.
         ------------------

    It is acquiring its Partnership Interest with the intent of holding the same for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such Partnership Interest within the meaning of the Securities Act or any applicable state securities laws, and it does not intend to divide its participation with others, nor to resell, assign, or otherwise dispose of all or any part of its Partnership Interest. In making such representation, TCI acknowledges that a purchase now with an intent to resell by reason of any foreseeable specific contingency, some predetermined event, or an anticipated change in market value or in the condition of the Partnership would represent a purchase with an intent inconsistent with the foregoing representation.

    16.2 Securities Regulation.
         ----------------------

         (a) It acknowledges and agrees that the Partnership Interest is being issued and sold in reliance on the exemption from registration contained in
Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that it cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.

         (b) It understands that it has no contract right for the registration under the Securities Act of the Partnership Interest for public sale and that, unless such Partnership Interest is registered or an exemption from registration is available, such Partnership Interest may be required to be held indefinitely.

    16.3 Knowledge and Experience.
         -------------------------

    It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Partnership and to make an informed investment decision with respect thereto.

    16.4 Economic Risk.
         --------------

    It is able to bear the economic risk of an investment in its Partnership Interest.

    16.5 Binding Agreement.
         ------------------

    This Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditor's rights).

    16.6 Tax Position.
         -------------

    Unless it provides prior written notice to the Partnership, it will not take a position on its federal income tax return, on any claim for refund, or in any administrative or legal proceedings that is inconsistent with any information return filed by the Partnership or with the provisions of this Agreement.

    16.7 Information.
         ------------

    It has received all documents, books, and records pertaining to an investment in the Partnership requested by it. It has had a reasonable opportunity to ask questions of and receive answers from FHGLP concerning the Partnership, and all such questions have been answered to its satisfaction.

                                   ARTICLE 17

                             AMENDMENTS AND WAIVERS

    17.1 Amendments to Partnership Agreement.
         ------------------------------------

         (a) This Agreement may only be modified or amended by the Managing Partner with the approval of TCI, except that this Agreement may be amended from time to time by the Managing Partner without the consent or approval of TCI:

              (1) to reflect the rights and obligations of any Person admitted as a Partner upon the issuance of Partnership Interests pursuant to Section 7.5 and any change in the rights and obligations of any existing Partner upon the issuance to any Person (including any existing Partner) of Partnership Interests pursuant to Section 7.5,

              (2) to change the Partnership's principal office or other place of business,

              (3) to change the Partnership's method of allocating income and loss for tax purposes to the extent required by new or changed Treasury Regulations, Internal Revenue Service announcements or rulings, or final court decisions if such change is not adverse to the interests of TCI;

              (4) to add to the representations, duties, or obligations of the Managing Partner or surrender any right or power granted to the Managing Partner for the benefit of TCI, so long as such change would not require TCI to consolidate the Partnership for financial reporting purposes; or

              (5) to cause to be deleted from this Agreement any provision or part of any provision that is found by a court of competent jurisdiction to be invalid or unenforceable in any respect, which provision may be deleted from this Agreement by the Managing Partner to the extent of such invalidity or unenforceability without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

         (b) TCI may elect at any time to cause this Agreement to be amended to convert the Partnership Interest of TCI to that of a Limited Partner and to eliminate any right of TCI under this Agreement.

         (c) The Managing Partner shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

         (d) The Managing Partner will give prompt notice to TCI of any modification or amendment to this Agreement pursuant to this Section 17.1.

    17.2 Waivers.
         --------

    The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision.

    17.3 Amendments to Other Partnership Agreements.
         -------------------------------------------

    The partnership agreements or charter documents of each of the Investors Partnerships and each of the Existing Entities may be modified or amended from time to time by Falcon Holding Group, Inc., acting as or on behalf of a partner or shareholder of any of such entities, only with the approval of TCI; PROVIDED, HOWEVER, that such agreements may be amended from time to time without the consent or approval of TCI, (a) as contemplated by the Contribution Agreement,
(b) to reflect any change in any such partnership's principal office or other place of business, or (c) to reflect a change to any such partnership's method of allocating income and loss for tax purposes to the extent required by new or changed Treasury Regulations, Internal Revenue Service announcements or rulings, or final court decisions, if such change is not materially adverse to the interests of TCI.

                                   ARTICLE 18

                                 MISCELLANEOUS

    18.1 Additional Documents.
         ---------------------

    At any time and from time to time after the date of this Agreement, upon the request of the Managing Partner, each Partner shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

    18.2 Inspection.
         -----------

    Each Partner shall have the right at reasonable times to inspect the books and records of the Partnership.

    18.3 General.
         --------

    This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Partners; (b) be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles thereunder, and the United States Arbitration Act, to the extent provided in Section 18.6; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire contract between the Partners as to the subject matter of this Agreement. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions of this Agreement.

    18.4 Notices, Etc.
         -------------

    All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, confirmation of telex or telecopy, or receipt (which may be evidenced by a return receipt if sent by registered mail), addressed (a) if to either Partner, at the address of such Partner set forth on Schedule I or at such other address as such Partner shall have furnished to the Partnership in writing, (b) if to the Partnership, at 10900 Wilshire Blvd., 15th Floor, Los Angeles, California 90024.

    18.5 Execution of Papers.
         --------------------

         (a) The Partners agree to execute such instruments, documents, and papers as the Managing Partner deems necessary or appropriate to carry out the intent of this Agreement.

         (b) Each Partner, including each additional and substituted Partner, by the execution of this Agreement, irrevocably constitutes and appoints the Liquidator its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Partner's Partnership Interest pursuant to Section 13.2(e).

         (c) The power of attorney granted pursuant to Section 18.5(b) shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Liquidator to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such powers and the transfer or assignment of all or any part of such Person's Partnership Interest; PROVIDED, HOWEVER, that in the event of an assignment by a Partner, the powers of attorney given by the assignor shall survive such assignment only until such time as the Assignee shall have been admitted to the Partnership as a substituted Partner and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

         (d) Each Partner agrees to be bound by any actions taken by the Liquidator acting in good faith pursuant to the power of attorney granted pursuant to Section 18.5(b) that are consistent with and subject to the provisions of this Agreement and hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Liquidator taken in good faith under the power of attorney granted pursuant to Section 18.5(b) that are consistent with and subject to the provisions of this Agreement.

    18.6 Disputed Matters.
         -----------------

         (a) Generally. If a dispute arises out of or relates to this Agreement or any alleged breach thereof, the Partners will attempt in good faith to resolve such dispute through negotiation. Either Partner may initiate negotiations by providing written notice in letter form to the other Partner setting forth in general terms the subject of the dispute. Representatives of each Partner with full settlement authority shall meet at a mutually agreeable time and place within thirty days of the date of the initial notice in order to attempt to resolve the dispute. If the dispute is not resolved at this meeting, the parties can agree to schedule one or more additional meetings to attempt to resolve the dispute or either party can elect, by written notice to the other party, to require that the dispute be submitted for mediation as set forth below.

         (b) Mediation. If a dispute arises out of or relates to this Agreement or any alleged breach thereof and if the dispute is not settled through negotiation as described in Section 18.6(a), the Partners agree to submit the dispute for mediation administered by the American Arbitration Association (or any organization successor thereto) ("AAA") under its Commercial Mediation Rules before resorting to arbitration. Either Partner may initiate mediation pursuant to Rule 2 of the AAA's Commercial Mediation Rules. The Partners will cooperate with the AAA and with one another in the appointment of a mediator and in scheduling the mediation proceedings. Unless otherwise agreed by the Partners, the first mediation session shall be held no later than thirty days after the date of filing the written request for mediation, and the memorandum provided for under Rule 9 of the Commercial Mediation Rules shall be provided to the mediator at least five days prior to the first mediation session. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by either of the Partners, their agents, employees, experts, and attorneys, and by the mediator or any AAA employees, shall be confidential and inadmissible for any purposes, including impeachment, in any arbitration or other proceeding involving the parties, but evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either Partner may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration with the AAA no sooner than thirty days after the first mediation session. The mediation may continue after the commencement of arbitration if the Partners so agree. Unless otherwise agreed by the Partners, the mediator shall be disqualified from serving as arbitrator in the case.

         (c) Arbitration. If a dispute arises out of or relates to this Agreement or any alleged breach thereof, and if the dispute is not resolved through negotiation and mediation as described in Section 18.6(a) and Section 18.6(b), such dispute shall be settled by arbitration in Phoenix, Arizona, in accordance with the Commercial Arbitration Rules of the AAA and the Supplementary Procedures for Large, Complex Disputes of the AAA or other rules agreed to by the Partners, by a single arbitrator.

         (d) United States Arbitration Act. The Partners acknowledge that this Agreement evidences a transaction involving interstate commerce. Insofar as it applies, the

United States Arbitration Act shall govern the interpretation of, enforcement of, and proceedings pursuant to the arbitration clause in this Agreement. After arbitration has commenced pursuant to Rule 6 of the Commercial Arbitration Rules, either Partner may make an application to the arbitrator seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the dispute is otherwise resolved.

         (e) Request for Arbitration. The Partner requesting arbitration shall do so by giving notice to that effect (the "Arbitration Notice") to the other Partner and by filing the notice with the AAA in accordance with Rule 6 of the Commercial Arbitration Rules. Within thirty days after the Arbitration Notice is filed, the Partners shall select an arbitrator using the procedures for arbitrator selection of the AAA from the arbitrators in the Large, Complex case pool for the Phoenix, Arizona AAA office.

         (f) Administrative Conference and Hearing. Upon selection of the arbitrator, the Partners shall conduct an initial administrative conference provided for by the Supplementary Procedures for Large, Complex Disputes of the AAA at which the Partners shall agree to a schedule and procedures for the exchange of relevant information and the hearing and to any other matters the arbitrator or the Partners involved in the dispute deem appropriate. The Partners may submit to the arbitrator prior to the hearing any written information and may make any oral presentation at the hearing that the Partners deem appropriate to support their respective positions with respect to the disputed matter. At any hearing before the arbitrator at which witnesses present testimony either in person or telephonically the Partners involved in the dispute shall be entitled to cross examine the witnesses; PROVIDED, HOWEVER, that this provision shall not be deemed to preclude the ability of any party to present testimony by affidavit in the arbitration hearing.

         (g) Decision and Award. The arbitrator shall render his written decision and award, including a statement of reasons upon which such award is based, within thirty days after the arbitration hearing. Except insofar as the United States Arbitration Act applies to such matters, the agreement to arbitrate set forth in this Section 18.6 shall be construed, and the legal relations between the Partners shall be determined in accordance with, the substantive laws of the State of California as provided for in Section 18.3 of this Agreement. The decision of the arbitrator shall be in writing and shall be binding upon the Partners involved in the dispute, final and non-appealable. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (h) Exclusivity of Arbitration. Except as provided under the United States Arbitration Act, no action at law or in equity based upon any dispute that is subject to arbitration under this Section 18.6 shall be instituted.

         (i) Fees and Expenses. All expenses of any arbitration pursuant to this
Section 18.6, including fees and expenses of the Partners' attorneys, fees and expenses of the arbitrator, and fees and expenses of any witness or the cost of any proof produced at the request of the arbitrator, shall be borne as determined by the arbitrator. If either Partner institutes any action in law or in equity in violation of Section 18.6(h) and the other Partner successfully compels arbitration under this Section 18.6, the Partner instituting such action shall pay all reasonable expenses incurred by the other Partner relating to such action, including reasonable fees and expenses of the other Partner's attorneys.

    18.7 No Third-Party Beneficiaries.
         -----------------------------

    This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any partner of FHGLP or any creditor of the Partnership or of either of the Partners.

    18.8 Covenant of TCI Communications, Inc. Regarding Goods and Services.
         ------------------------------------------------------------------

    By executing this Agreement, TCI Communications, Inc., a Delaware corporation, agrees to use commercially reasonable efforts to (a) cause to be offered to the Partnership equipment, billing, @Home, digital, HITS, and other goods or services that are made available by third-party vendors or otherwise to other cable television systems that are owned by or otherwise affiliated with TCI Communications, Inc., at a cost equal to the direct cost incurred by TCI Communications, Inc. on behalf of such cable television systems for such goods and services (including direct costs incurred by TCI Communications, Inc. that are paid to Persons other than the applicable third-party vendor), and (b) make available to the Partnership on a royalty-free basis any technological innovations that TCI Communications, Inc. develops or becomes aware of and has access to, for other cable television systems that are owned by or otherwise affiliated with TCI Communications, Inc.

    IN WITNESS WHEREOF, the Partners have hereunto set their hands as of the day first heretofore mentioned.

                           FALCON HOLDING GROUP, L.P.

                           By: Falcon Holding Group, Inc., its
                                general partner


                           By:
                              --------------------------------
                              Name:  Marc B. Nathanson
                              Title: Chief Executive Officer

                           FOR PURPOSES OF SECTION 5.2,
                           SECTION 10.10, SECTION 12.1, AND
                           SECTION 17.3 ONLY:

                           Falcon Holding Group, Inc.


                           By:
                              --------------------------------
                              Name:  Marc B. Nathanson
                              Title: Chief Executive Officer

                              FOR PURPOSES OF SECTION 10.10
                              ONLY:

                              Falcon Cable Trust

                           By:
                              --------------------------------
                              Name:  Marc B. Nathanson
                              Title: Trustee



       THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF
               LIMITED PARTNERSHIP OF FALCON COMMUNICATIONS, L.P.
                             (SIGNATURES CONTINUE)

                           TCI FALCON HOLDINGS, LLC


                           By:
                              --------------------------------
                              Name:
                              Title:


                           FOR PURPOSES OF SECTION 9.11,
                           SECTION 12.1, AND SECTION 18.8
                           ONLY:

                           TCI Communications, Inc.


                           By:
                              --------------------------------
                              Name:
                              Title:


       THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF
               LIMITED PARTNERSHIP OF FALCON COMMUNICATIONS, L.P.
                             (SIGNATURES CONTINUE)

                           AS WITHDRAWING PARTNER FOR
                           PURPOSES OF SECTION 2.2 ONLY:



                           -------------------------------
                           Stanley S. Itskowitch



       THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF
               LIMITED PARTNERSHIP OF FALCON COMMUNICATIONS, L.P.

                                   SCHEDULE I
                                       TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                           ADDRESSES OF THE PARTNERS



Falcon Holding Group, L.P.
10900 Wilshire Blvd., 15th Floor
Los Angeles, California  90024

TCI Falcon Holdings, LLC
c/o Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

                                   SCHEDULE IV
                                       TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                    INITIAL MEMBERS OF THE ADVISORY COMMITTEE

     1. Members designated by FHGLP pursuant to Section 6.1(a):

        Marc B. Nathanson (chairman)
        Frank J. Intiso
        Stanley S. Itskowitch

     2. Member agreed to by FHGLP and TCI pursuant to Section 6.1(b):

        John S. Evans

     3. Members designated by TCI pursuant to Section 6.1(c):

        Leo J. Hindery, Jr.
        William R. Fitzgerald